UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

SOUTH STATE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a‑6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SOUTH STATE CORPORATION

520 Gervais Street

Columbia, South Carolina 29201

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 25, 2019

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders (the “Annual Meeting”) of South State Corporation, a South Carolina corporation (the “Company”), will be held at our headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 25, 2019, for the following purposes:

(1)	To elect four directors to serve three-year terms (our Board of Directors unanimously recommends that you vote “FOR” this proposal);
(2)	To conduct an advisory vote on the compensation of our named executive officers (this is a non-binding, advisory vote; our Board of Directors unanimously recommends that you vote “FOR” this proposal);
(3)	To consider a proposal to approve the 2019 Omnibus Stock and Performance Plan (our Board of Directors unanimously recommends that you vote “FOR” this proposal);
(4)

To ratify, as an advisory, non-binding vote, the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019  (our Board of Directors unanimously recommends that you vote “FOR” this proposal); and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only record holders of our common stock at the close of business on February 25, 2019, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. This Proxy Statement was first mailed to shareholders on or about March 8, 2019.

You are cordially invited and urged to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, you are requested to promptly vote by telephone, internet, or by mail on the proposals presented, following the instructions on the Proxy Card for whichever voting method you prefer. If you vote by mail, please complete, date, sign, and promptly return the enclosed proxy in the enclosed self-addressed, postage-paid envelope. If you need assistance in completing your proxy, please call the Company at 800-277-2175. If you are a record shareholder, attend the meeting, and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked by a record shareholder at any time before it is exercised.

By Order of the Board of Directors

/s/William C. Bochette, III

William C. Bochette, III

Secretary

Columbia, South Carolina

March 6, 2019

SOUTH STATE CORPORATION

520 Gervais Street

Columbia, South Carolina 29201

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

to be Held April 25, 2019

This Proxy Statement is furnished to shareholders of South State Corporation, a South Carolina corporation, in connection with the solicitation of proxies by our Board of Directors for use at the 2019 Annual Meeting of Shareholders to be held at our headquarters in the Orangeburg Conference Room on the second floor, 520 Gervais Street, Columbia, South Carolina at 2:00 p.m., on April 25, 2019 or any adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Directions to our headquarters may be obtained by contacting Rachel Miller at 803-268-9419. Unless the context indicates otherwise, all references to the “Company,” “we,” “us” and “our” in this Proxy Statement refer to South State Corporation, together with its subsidiaries, including South State Bank (the “Bank”).

Solicitation of proxies may be made in person or by mail, telephone or other means by directors, officers and regular employees of the Company. We may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the common stock, par value $2.50 per share, of the Company held of record by such persons, and we will reimburse the reasonable forwarding expenses. We will pay the cost of solicitation of proxies. This Proxy Statement was first mailed to shareholders on or about March 8, 2019.

 Our principal executive offices are located at 520 Gervais Street, Columbia, South Carolina 29201. Our mailing address is P.O. Box 1030, Columbia, South Carolina 29202, and our telephone number is 800-277-2175.

ANNUAL REPORT

The Annual Report to Shareholders (which includes our Annual Report on Form 10-K containing, among other things, our fiscal year ended December 31, 2018 financial statements) accompanies this Proxy Statement. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

If you are a shareholder of record returning the accompanying proxy, you may revoke such proxy at any time prior to its exercise by:

•	giving written notice to the Company of such revocation,
•	voting in person at the meeting, or
•	executing and delivering to the Company a later dated proxy.

Your attendance at the Annual Meeting will not in itself constitute revocation of a proxy. Any written notice or proxy revoking a proxy should be sent to South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: William C. Bochette, III. Your written notice of revocation or delivery of a later dated proxy will be effective upon receipt by the Company.

QUORUM AND VOTING

Our only voting security is our common stock, each share of which entitles the holder to one vote on each matter to come before the Annual Meeting. At the close of business on February 25, 2019 (the “Record Date”), we had issued and outstanding 35,370,054 shares of common stock, which were held of record by approximately 28,000 shareholders. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote on matters that come before the Annual Meeting. Notwithstanding the Record Date specified above, our stock transfer books will not be closed and shares of the common stock may be transferred subsequent to the Record Date. However, all votes must be cast in the names of holders of record on the Record Date.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. If a share is represented for any purpose at the Annual Meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so‑called “broker non-votes”), will be included in determining the number of votes present or represented at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the Annual Meeting, is required to be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned Annual Meeting will be given in accordance with our Bylaws. Directors, officers and regular employees of the Company, in addition to our proxy solicitor, may solicit proxies for the reconvened Annual Meeting in person or by mail, telephone or other means. At any such reconvened Annual Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the Annual Meeting.

Provided a quorum is established at the Annual Meeting, directors will be elected by a majority of the votes cast at the Annual Meeting. Our shareholders do not have cumulative voting rights.

All other matters to be considered and acted upon at the Annual Meeting require that the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

Brokers are members of the New York Stock Exchange (the “NYSE”) which allows its member-brokers to vote shares held by them for their customers on matters the NYSE determines are routine, even though the brokers have not received voting instructions from their customers. If the NYSE does not consider a matter routine, then your broker is prohibited from voting your shares on the matter unless you have given voting instructions on that matter to your broker. Because the NYSE does not consider Proposals No. 1, 2 and 3 to be routine matters, it is important that you provide instructions to your bank or broker if your shares are held in street name so that your vote with respect to each of these matters is counted. If you do not give your bank or broker voting instructions with respect to Proposals No. 1, 2 and 3, your bank or broker may not vote on these matters.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 25, 2019

This Proxy Statement and our 2018 Annual Report to Shareholders (which includes our 2018 Annual Report on Form 10-K) are available at http://www.envisionreports.com/SSB.

ACTIONS TO BE TAKEN BY THE PROXIES

Each proxy, unless the shareholder otherwise specifies therein, will be voted according to the recommendations of the Board of Directors as follows:

Proposal One:FOR the election of the persons named in this Proxy Statement as the Board of Directors’ nominees for election to the Board of Directors; and

Proposal Two:FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”), including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement; and

Proposal Three:FOR the approval of the 2019 Omnibus Stock and Performance Plan; and

Proposal Four:FOR the ratification of the appointment of Dixon Hughes Goodman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2019.

In each case where you have appropriately specified how the proxy is to be voted, it will be voted in accordance with your specifications. As to any other matter of business that may be brought before the Annual Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the best judgment of the persons voting the same. However, the Board of Directors does not know of any such other business.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

Any shareholder of the Company desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) in our 2020 proxy statement for action at the 2020 annual meeting of shareholders must deliver the proposal to our executive offices no later than November 10, 2019, unless the date of the 2020 annual meeting of shareholders is more than 30 days before or after April 25, 2020, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2020 proxy statement.

Under our Bylaws, shareholder proposals not intended for inclusion in our 2020 proxy statement pursuant to Rule 14a-8 but intended to be raised at the 2020 annual meeting of shareholders, including nominations for election of director(s) other than the Board’s nominees, must be received no earlier than 120 days and no later than 90 days prior to the first anniversary of the 2019 annual meeting of shareholders and must comply with the procedural, informational and other requirements outlined in our Bylaws. To be timely for the 2020 annual meeting of shareholders, a shareholder proposal must be delivered to the Secretary of the Company, P.O. Box 1030, Columbia, South Carolina 29202, no earlier than December 21, 2019 and no later than January 20, 2020.

We do not have a formal process by which shareholders may communicate with the Board of Directors. Historically, however, the chairman of the Board or the Governance Committee has undertaken responsibility for responding to questions and concerns expressed by shareholders. In the view of the Board of Directors, this approach has been sufficient to ensure that questions and concerns raised by shareholders are adequately addressed. Any shareholder desiring to communicate with the Board may do so by writing to the Secretary of the Company at P.O. Box 1030, Columbia, South Carolina 29202.

BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership (determined in accordance with Rule 13d‑3 under the Exchange Act) by any single person or group, as known by the Company based on 35,370,054 shares of common stock issued and outstanding as of the Record Date:

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Shares Outstanding
Common Stock	The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	3,301,846	(1)	9.3%
Common Stock	BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	2,674,522	(2)	7.6%
Common Stock	Wellington Management Company LLP 280 Congress Street, Boston, MA 02210	2,491,595	(3)	7.0%

(1)

Beneficial ownership of The Vanguard Group is based on its Schedule 13G/A filed with the SEC on February 11, 2019. The Vanguard Group reported that it has sole power to vote or to direct the vote of 36,394 shares of common stock, shared power to vote or direct the vote of 3,876 shares of common stock, sole power to dispose or direct the disposition of 3,265,461 shares of common stock and shared power to dispose or direct the disposition of 36,385 shares of common stock.

(2)

Beneficial ownership of BlackRock, Inc. is based on its Schedule 13G/A filed with the SEC on February 6, 2019. BlackRock, Inc. reported that it has sole power to vote or to direct the vote of 2,567,070 shares of common stock and sole power to dispose or direct the disposition of 2,674,522 shares of common stock.

(3)

Beneficial ownership of Wellington Management Group LLP is based on its Schedule 13G filed with the SEC on February 12, 2019. Wellington Management Group LLP reported that it has shared power to vote or to direct the vote of 2,199,838 shares of common stock and shared power to dispose or direct the disposition of 2,491,595 shares of common stock.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of February 25, 2019, the number and percentage of outstanding shares of common stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Shares Beneficially Owned (1)	Common Shares Subject to a Right to Acquire (2)	Percent of Shares Outstanding
Jimmy E. Addison (6)	14,727	—	*	%
Paula Harper Bethea (6)	14,506	—	*	%
Renee R. Brooks (4) (6)	14,992	8,705	*	%
Joseph E. Burns (5) (6)	24,380	11,491	*	%
James C. Cherry	8,785	—	*	%
Jean E. Davis (6)	13,286	—	*	%
Martin B. Davis (6)	2,570	—	*	%
Robert H. Demere, Jr. (3) (5) (6)	97,695	—	*	%
Cynthia A. Hartley (6)	8,157	—	*	%
Robert R. Hill, Jr. (6)	83,373	52,398	*	%
Robert R. Horger (6)	82,577	17,992	*	%
Thomas J. Johnson (6)	22,895	—	*	%
Jonathan S. Kivett (6)	8,639	—	*	%
Grey B. Murray (6)	4,020	—	*	%
John C. Pollok (3) (4) (6)	77,914	34,498	*	%
James W. Roquemore (3) (5) (6)	46,220	—	*	%
Thomas E. Suggs (6)	16,264	—	*	%
Kevin P. Walker (6)	12,759	—	*	%
John F. Windley (4)	27,131	16,379	*	%
All directors and executive officers as a group (21 persons) (4) (6)	584,157	141,463	2.05%
* Represents less than 1% based on 35,370,054 shares of common stock issued and outstanding.

(1)	As reported to the Company by the directors, nominees and executive officers.
(2)	Based on the number of shares of common stock acquirable by directors and executive officers through vested stock options within 60 days of the Record Date of February 25, 2019.
(3)

Excludes shares of common stock owned by or for the benefit of family members of the following directors and executive officers, each of whom disclaims beneficial ownership of such shares:  Mr. Pollok, 666 shares; Mr. Demere, 1,325 shares and Mr. Roquemore, 5,587 shares; and all directors and executive officers as a group, 7,578 shares.

(4)

Includes shares of common stock held as of December 31, 2018 by the Company under our 401(K) Employee Savings Plan, as follows: Mrs. Brooks, 4,322 shares; Mr. Pollok, 8,437 shares; Mr. Windley, 2,848 shares; and all directors and executive officers as a group, 15,607 shares.

(5)

For Mr. Demere, includes 52,257 shares of common stock owned by Colonial Group, Inc., of which Mr. Demere is President and Chief Executive Officer.  For Mr. Roquemore, includes 9,426 shares owned by Patten Seed Company, of which Mr. Roquemore is a 29% owner and management affiliate. For Mr. Burns, includes 2,137 shares owned by J.E. Burns Holdings, Inc., of which Mr. Burns is an 86% owner and has the ability to direct the voting and disposition of the shares.

(6)

Includes unvested shares of restricted stock, as to which the executive officers and directors have full voting privileges. The shares are as follows: Mr. Burns, 655 shares; Mr. Hill, 13,520 shares; Mr. Horger, 2,344 shares; Mr. Pollok, 11,476 shares; and all directors and executive officers as a group, 31,672 shares.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a maximum of 20 directors; to be divided into three classes with each director serving a three-year term, with the classes as equal in number as possible. Our Board of Directors has currently established the number of directors at 15.

Robert R. Horger, Robert H. Demere, Jr., Grey B. Murray, and James W. Roquemore, all of whom currently are directors of the Company and whose terms expire at the Annual Meeting, have been nominated by our Board of Directors for re-election by the shareholders. If re-elected, Messrs. Horger, Demere, Murray and Roquemore will serve as directors of the Company for a three-year term, expiring at the 2022 annual meeting of shareholders of the Company.

Jimmy E. Addison, a director since 2007, will retire effective as of the Annual Meeting. The Board of Directors has determined not to fill the vacancy caused by Mr. Addison’s retirement at this time. Therefore, effective as of the Annual Meeting, the Board will be reduced to 14 directors. Mr. Addison has served as a director of the Company since 2007.  We appreciate Mr. Addison’s contribution to the Company during his service as a director.

The Board of Directors unanimously recommends that shareholders vote “FOR” the director nominees.

The table below sets forth for each director’s name, age, when first elected and current term expiration, business experience for at least the past five years, and the qualifications that led to the conclusion that the individual should serve as a director.

		First	Current	Nominee
		Elected	Term	for New	Business Experience for the Past Five Years and
Name	Age	Director	Expires	Term	Director Qualifications
Robert R. Horger Chairman South State Bank Employee	68	1991	2019	●

Mr. Horger has served as Chairman of the Company and the Bank since 1998. He also has served as Vice Chairman of the Company and the Bank, from 1994 to 1998. Mr. Horger has been an attorney with Horger, Barnwell and Reid in Orangeburg, South Carolina, since 1975. During his tenure as Chairman, Mr. Horger has developed knowledge of our business, history, organization, and executive management which, together with his personal understanding of many of the markets that we serve, has enhanced his ability to lead the Board of Directors through varying business environments for financial institutions. Mr. Horger’s legal training and experience enhance his ability to understand our regulatory framework.

Robert R. Hill, Jr. Chief Executive Officer South State Bank Employee	52	1996	2020

Mr. Hill has served as Chief Executive Officer of the Company since November 6, 2004. Mr. Hill also served as President of the Company from November 6, 2004 to July 26, 2013. Prior to that time, Mr. Hill served as President and Chief Operating Officer of South State Bank, from 1999 to November 6, 2004. Mr. Hill joined us in 1995. He was appointed to serve on the Federal Reserve Board of Directors in December 2010. Mr. Hill brings to the Board an intimate understanding of our business and organization, as well as substantial leadership ability, banking industry expertise, and management experience.

John C. Pollok Chief Financial Officer South State Bank Employee	53	2012	2021

Mr. Pollok has served as Chief Financial Officer since March 21, 2012 and as Chief Operating Officer of the Company from February 15, 2007 until July 19, 2018.  Mr. Pollok also previously served as the Chief Operating Officer of the Bank from February 15, 2007 until March 21, 2012. Prior to that time, Mr. Pollok served as the Chief Financial Officer of the Company from February 15, 2007 until January 3, 2010. Mr. Pollok brings to the Board an overall institutional knowledge of our business, banking industry expertise, and leadership experience.

		First	Current	Nominee
		Elected	Term	for New	Business Experience for the Past Five Years and
Name	Age	Director	Expires	Term	Director Qualifications
Jimmy E. Addison	58	2007	2019

Mr. Addison served as Chief Executive Officer of SCANA Corporation, until the merger with Dominion Energy which closed on January 1, 2019. He retired on February 1, 2019. He previously served as its Chief Financial Officer from 2006 through 2017 and as President of SCANA Energy from 2014 through 2017. Mr. Addison also serves as a member of the board (past president) for the Business Partnership Foundation of the Darla Moore School of Business at the University of South Carolina.  He is a licensed CPA and previously worked for an international accounting firm. His leadership experience, knowledge of financial reporting requirements of public companies, and business and personal ties to many of the Bank’s market areas enhance his ability to contribute as a director.

Paula Harper Bethea Vice Chairman	63	2013	2020

Mrs. Bethea has served as Vice-Chairman of the Board of Directors of the Company and the Bank since 2013. She is currently President of Strategic Synergies LLC and President of Dillon Property Holdings LLC. Mrs. Bethea was formerly the Executive Director of the South Carolina Education Lottery and was one of nine South Carolinians chosen in 2001 to establish the Lottery. Prior to this position, Mrs. Bethea was with the McNair Law Firm from 2006 to 2009 where she served as Director of External Relations. Mrs. Bethea served on the board of directors of former First Financial Holdings, Inc. (“FFHI”) of Charleston, South Carolina from 1996 until it merged with the Company in 2013. Her business and personal experience in certain of the communities that the Bank serves provides her with an appreciation of markets that we serve, and her leadership experiences provide her with insights regarding organizational behavior and management.

James C. Cherry	68	2017	2020

Mr. Cherry served as the Chief Executive Officer and as a director of Park Sterling Corporation from its formation in 2010 until November 2017 when it merged with the Company. Mr. Cherry has served as a consultant to the Bank since November 2017. He retired as the Chief Executive Officer for the Mid-Atlantic Banking Region at Wachovia Corporation in 2006, and previously served as President of Virginia Banking, Head of Trust and Investment Management, and in various positions in North Carolina and Virginia banking including Regional Executive, Area Executive, City Executive, Corporate Banking and Loan Administration Manager, and Retail Banking Branch Manager for Wachovia. He is currently a director of Armada Hoffler Properties Inc. (NYSE: AHH), a Virginia-based publicly traded real estate company; Beach Community Bank, a Fort Walton, Florida based commercial bank; and, Manga Imperio Systems Corporation, a Houston, Texas based water purification company. Mr. Cherry’s extensive experience in commercial and retail banking operations, credit administration, product management and merger integration at Wachovia and Park Sterling Bank, which was focused in the Carolinas and Virginia, provides the Board with significant expertise important to the oversight of the Company and expansion into our target markets.

		First	Current	Nominee
		Elected	Term	for New	Business Experience for the Past Five Years and
Name	Age	Director	Expires	Term	Director Qualifications
Jean E. Davis	63	2017	2020

Ms. Davis, a former Park Sterling Corporation board member, retired as the head of Operations, Technology and e-Commerce of Wachovia Corporation in 2006. She previously served as the Head of Operations and Technology, Head of Human Resources, Head of Retail Banking, and in several office executive, regional executive and corporate banking roles for Wachovia. She is currently a member of the Board of Safe Alliance, Charlotte, North Carolina and of the Charlotte Latin School.  Ms. Davis brings extensive knowledge of bank operations and technology, as well as human resources, to the Board of Directors, both of which are important to our long-term success. In addition, she brings a strong background in retail banking, merger due diligence and merger integration experience.

Martin B. Davis	55	2016	2020

Mr. Davis is Executive Vice President of Southern Company Services and Chief Information Officer of Southern Company (NYSE: SO) and has served in this position since July 2015. Prior to this time, Mr. Davis was the head of Enterprise Technology Services, Chief Technology Officer, and Executive Vice President with Wells Fargo from 2008 through 2014. Mr. Davis has spent over 30 years leading complex technology organizations in highly regulated environments. Mr. Davis serves on the American Heart Association’s Mid-Atlantic region board of directors. Mr. Davis served on the board of trustees at Winston-Salem State University. He has been recognized as one of the “50 Most Important African-Americans in Technology” by U.S. Black Engineers & Information Technology magazine and one of the “75 Most Powerful African-Americans in Corporate America” by Black Enterprise. Mr. Davis’ technology-related experience provides him with useful insight regarding this area of increasing strategic importance to bank marketing and operations.

Robert H. Demere, Jr.	70	2012	2019	●

Mr. Demere serves as Chairman and Chief Executive Officer of Colonial Group, Inc., a petroleum marketing company located in Savannah, Georgia. Mr. Demere has been employed by Colonial Group, Inc. since 1974.  As the former President of Colonial Group, Inc., Mr. Demere has attained valuable experience in raising equity in the capital markets. Prior to working for Colonial, Mr. Demere worked as a stockbroker for Robinson-Humphrey Company. Mr. Demere served on the board of directors of Savannah Bancorp Inc. from 1989 until we acquired it in 2012. His business and personal experience in certain of the communities that the Bank serves also provides him with an appreciation of and useful insight regarding certain markets that we serve.

Cynthia A. Hartley	70	2011	2021

Mrs. Hartley retired in 2011 as Senior Vice President of Human Resources with Sonoco Products Company in Hartsville, South Carolina.  Mrs. Hartley served as the Chairman of the Board of Trustees for Coker College in Hartsville, South Carolina. Mrs. Hartley was first elected to our Board of Directors in May of 2011.  Her leadership experience, knowledge of human resource matters, and business and personal ties with many of the Bank’s market areas enhance her ability to contribute as a director.

		First	Current	Nominee
		Elected	Term	for New	Business Experience for the Past Five Years and
Name	Age	Director	Expires	Term	Director Qualifications
Thomas J. Johnson	68	2013	2020

Mr. Johnson is President, Chief Executive Officer, and Owner of F&J Associates, a company that owns and operates automobile dealerships in the southeastern United States and the U.S. Virgin Islands. He serves on the Board of Directors of the South Carolina Automobile Dealers Association, the Board of Visitors of the Coastal Carolina University School of Business and the South Carolina Business Resources Board. Mr. Johnson served on the board of directors of FFHI from 1998 until it merged with us in 2013. Mr. Johnson’s extensive business experience and knowledge of markets that we serve enhance his ability to contribute as a director.

Grey B. Murray	53	2017	2019	●

Mr. Murray, a former Georgia Bank & Trust board member, has served as President of United Brokerage Company, Inc., headquartered in Augusta, Georgia since 1991.  Mr. Murray also serves as a Commissioner on the Augusta Aviation Commission and is a graduate of Leadership Georgia. An active member of the community, Mr. Murray has served on the board of directors of the American Heart Association, University Health Care Foundation, Augusta Country Club, Secession Golf Club, St. Paul’s Building Authority, Exchange Club of Augusta, Georgia Movers Association, and Augusta Preparatory Day School (past Chairman of the Board).  Mr. Murray’s extensive business experience and knowledge of markets that we serve enhance his ability to contribute as a director.

James W. Roquemore	64	1994	2019	●

Mr. Roquemore had served as Chief Executive Officer of Patten Seed Company, Inc. of Lakeland, Georgia, and General Manager of Super-Sod/Carolina, a company that produces and markets turf, grass, sod and seed, since 1997. As the Chief Executive Officer of a company, Mr. Roquemore has experience with management, marketing, operations, and human resource matters. His business and personal experience in the communities that the Bank serves also provides him with an appreciation of markets that we serve. Moreover, during his tenure as a director he has developed knowledge of our business, history, organization, and executive management which, together with the relationships that he has developed, enhance his leadership and consensus-building ability.

Thomas E. Suggs	69	2001	2021

Mr. Suggs has served as President and Chief Executive Officer of HUB Carolinas, a region of HUB International, the eighth largest insurance broker in the world, since August 2016. Mr. Suggs was the President and Chief Executive Officer of Keenan & Suggs, Inc., an insurance brokerage and consulting firm, before it was acquired by HUB International in August 2016. Mr. Suggs has over 23 years of experience in the insurance industry and 25 years of banking experience. As the chief executive officer of the HUB Carolinas region, Mr. Suggs has experience with management, marketing, operations, and human resource matters, and his experience with the banking industry also provides him with certain insights. His business and personal experience in communities that the Bank serves also provides him with an appreciation of markets that we serve.

		First	Current	Nominee
		Elected	Term	for New	Business Experience for the Past Five Years and
Name	Age	Director	Expires	Term	Director Qualifications
Kevin P. Walker	68	2010	2021

Mr. Walker, CPA/ABV, CFE, is a founding partner of GreerWalker LLP with offices in Charlotte, North Carolina and Greenville, South Carolina. GreerWalker LLP, founded in 1984, is the largest certified public accounting firm founded and headquartered in Charlotte and currently employs approximately 115 people. Mr. Walker is also a member of the American Institute of Certified Public Accountants, the North Carolina Association of Certified Public Accountants, the Financial Consulting Group, the Association of Certified Fraud Examiners, and the American Arbitration Association Panel of Arbitrators. Mr. Walker was first elected to our Board of Directors in October 2010. Mr. Walker’s leadership experience, accounting knowledge and business and personal experience in certain of our markets enhance his ability to contribute as a director.

FAMILY RELATIONSHIPS

There are no family relationships between any of our directors and executive officers.

THE BOARD OF DIRECTORS AND COMMITTEES

During 2018, our Board of Directors held seven meetings. Each director attended at least 75% of the aggregate of the total number of board meetings and the total number of meetings held by the committees of the Board on which he or she served.

There is no formal policy regarding director attendance at annual shareholder meetings, though we strongly encourage such attendance.  We recognize that conflicts may occasionally arise that will prevent a director from attending an annual meeting. All of our directors attended the 2018 annual meeting.

Our Board of Directors maintains executive, audit, compensation, governance, and risk committees. The composition and frequency of meetings for these committees during 2018 were as follows:

Committees of the Board of Directors
	Independent Under NASDAQ	Executive	Audit	Compensation	Governance	Risk
Name	Requirements (2)	(8 meetings)	(10 meetings)	(7 meetings)	(4 meetings)	(4 meetings)
Robert R. Horger	No	● Chair
Robert R. Hill, Jr.	No	●
John C. Pollok	No
Jimmy E. Addison	Yes	●			● Chair (1)
Paula Harper Bethea	Yes	●		●
James C. Cherry	No	●
Jean E. Davis	Yes			●	●
Martin B. Davis	Yes		●			● Chair
Robert H. Demere Jr.	Yes		●			●
Cynthia A. Hartley	Yes			● Chair	●
Thomas J. Johnson	Yes			●	●
Grey B. Murray	Yes		●			●
James W. Roquemore	Yes	●		●
Thomas E. Suggs	Yes	●				●
Kevin P. Walker	Yes		● Chair			●

(1)	As noted above, Mr. Addison will retire from the Board of Directors effective as of the Annual Meeting.

(2)

All directors other than Robert R. Horger, Robert R. Hill, Jr., John C. Pollok and James C. Cherry meet the independence requirements of The NASDAQ Stock Market. Therefore, under these requirements, a majority of the members of our Board of Directors is independent.

The functions of these committees are as follows:

Executive Committee—The Executive Committee may, between meetings of the Board of Directors, exercise authority on behalf of the Board of Directors except with respect to those matters specifically delegated to another Board committee and those matters required by law, the rules and regulations of any securities exchange on which the Company’s securities are listed, or the Company’s or Bank’s charter or bylaws to be exercised by the full Board of Directors.  The Executive Committee has the authority to recommend and approve new policies and to review and approve present policies or policy updates and changes. The Executive Committee charter can be found on our website at https://www.southstatebank.com/ under Investor Relations.

Audit Committee—Our Board of Directors has determined that all members of the Audit Committee are independent directors under the independence requirements of The NASDAQ Stock Market, including the requirements of SEC Rule 10A-3. Our Board of Directors has also determined that Kevin P. Walker is an “Audit Committee financial expert” for purposes of the rules and regulations of the SEC adopted pursuant to the Sarbanes‑Oxley Act of 2002. The primary function of the Audit Committee is to assist our Board of Directors in overseeing (i) our accounting and financial reporting processes generally, (ii) the audits of our financial statements and (iii) our systems of internal controls regarding finance and accounting. In such role, the Audit Committee reviews the qualifications, performance, effectiveness and independence of our independent accountants and has the authority to appoint, evaluate and, where appropriate, replace our independent accountants. The Audit Committee also oversees our internal audit department and consults with management regarding the internal audit process and the effectiveness and reliability of our internal accounting controls. Our Board of Directors has adopted a charter for the Audit Committee, a copy of which is located on our website at https://www.southstatebank.com/ under Investor Relations.

Compensation Committee—Our Board of Directors has determined that all members of the Compensation Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who serve on the Compensation Committee. The Compensation Committee, among other functions, has overall responsibility for evaluating, and approving or recommending to the Board for approval, our director and officer compensation plans, policies and programs. Until January 2019, following recommendations by the Compensation Committee, the full Board of Directors was responsible for approving or disapproving compensation paid to our Chief Executive Officer and each of our other executive officers, other than compensation that was approved by the Compensation Committee under our Omnibus Stock and Performance Plan or our Annual Incentive Plan. The Compensation Committee charter was amended in January of 2019 to provide that the Compensation Committee shall review and approve the compensation of all our executives and officers as it deems appropriate. The Compensation Committee, which currently consists of five independent directors, is required to be made up of no fewer than three independent directors who are recommended by the Chairman of the Board of Directors and approved by the Board. The Compensation Committee’s processes and procedures for considering and determining executive compensation are described below under “Compensation Discussion and Analysis.” The Compensation Committee charter can be found on our website at https://www.southstatebank.com/ under Investor Relations.

Governance Committee—Our Board of Directors has determined that all members of the Governance Committee are independent directors under the independence requirements of The NASDAQ Stock Market applicable to directors who serve on the Governance Committee. The Governance Committee identifies and recommends individuals qualified to become Board members, reviews our corporate governance practices and recommends changes thereto, and assists our Board in its periodic review of the Board’s performance. The Governance Committee charter can be found on our website at https://www.southstatebank.com/ under Investor Relations.

The Governance Committee acts as the nominating committee for the purpose of recommending to the Board of Directors nominees for election to the Board. The Governance Committee has not established any specific, minimum qualifications that must be met for a person to be nominated to serve as a director, and the Governance Committee has not identified any specific qualities or skills that it believes are necessary to be nominated as a director. The Governance Committee charter provides that potential candidates for the Board, including any nominees submitted by shareholders in accordance with our Bylaws, are to be reviewed by the Governance Committee and that candidates are selected based on a number of criteria, including a proposed nominee’s independence, age, skills, occupation, diversity, experience and any other factors beneficial to the Company in the context of the needs of the Board. The Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, Governance Committee members consider and discuss diversity, among other factors, with a view toward the needs of the Board of Directors as a whole. The Governance Committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoints, professional experience, education, skills and other qualities or attributes that contribute to Board heterogeneity when identifying and recommending director nominees. The Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with its goal of creating a Board of Directors that best serves our needs and the interest of our shareholders.

The Governance Committee has performed a review of the experience, qualifications, attributes and skills of the Board’s current membership, including the director nominees for election to the Board of Directors and the other members of the Board, and believes that the current members of the Board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

•	successful business or professional experience;
•	various areas of expertise or experience, which are desirable to our current business, such as general management, planning, legal, marketing, technology, banking and financial services;
•	personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;
•	willingness and ability to commit the necessary time to fully discharge the responsibilities of Board membership;
•	leadership and consensus building skills; and
•	commitment to our success.

Each individual director has qualifications and skills that the Governance Committee believes, together as a whole, create a strong, well-balanced Board. The experiences and qualifications of our directors are found in the table on pages 6-9.

The Governance Committee will consider director nominees identified by its members, other directors, our officers and employees and other persons, including our shareholders. For a shareholder to nominate a director candidate, the shareholder must comply with the advance notice provisions and other requirements of our Bylaws. Each notice must state, among other things:

•	as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made

o	the name and address of the shareholder who intends to make the nomination and of such beneficial owner, if any;
o	the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner,
o

any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise directly or indirectly owned beneficially by such shareholder or such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company,

o	any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such beneficial owner has a right to vote any shares of any security of the Company,
o	any short interest in any security of the Company,
o	any rights to dividends on the shares of the Company owned beneficially by such shareholder or such beneficial owner that are separated or separable from the underlying shares of the Company,
o

any proportionate interest in shares of the Company or derivative instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner,

o

any performance-related fees (other than an asset-based fee) that such shareholder or such beneficial owner is entitled to, based on any increase or decrease in the value of shares of the Company or derivative instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or such beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date),

o

any pending or threatened legal proceeding in which such shareholder or such beneficial owner is a party or participant involving the Company or any of its officers or directors, or any affiliate of the Company,

o

any other material relationship between such shareholder or such beneficial owner, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand, and

o

to the extent known to such shareholder or such beneficial owner, the name(s) of any other shareholder(s) of the Company (whether holders of record of beneficial owners) that support the business that the shareholder proposes to bring before the meeting or the nominees whom the shareholder proposes to nominate for election or reelection to the Board, as applicable;

•	a representation of such shareholder and such beneficial owner, if any, that such person (or a qualified representative thereof) intends to appear in person at the meeting, and

•

any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

In addition to the information required above, each notice must also state, among other things, as to each person, if any, whom the shareholder proposes to nominate for election or re-election to the board of directors:

•

all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and

•

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

For a complete description of the procedures and disclosure requirements to be complied with by shareholders in connection with submitting director nominations, shareholders should refer to our Bylaws.

Risk Committee—The Risk Committee of our Board of Directors provides assistance to the Board of Directors by striving to identify, assess, and monitor key business risks that may impact our operations and results. The charter for the Risk Committee can be found at https://www.southstatebank.com/ under Investors Relations.

While the Risk Committee oversees and reviews our risk functions to monitor key business risks, management is ultimately responsible for designing, implementing, and maintaining an effective risk management program to identify, plan for, and respond to our material risks. The Risk Committee charter acknowledges that our Audit Committee is primarily responsible for certain risks, including accounting and financial reporting. Although the Risk Committee does not have primary responsibility for the risks which are subject to the jurisdiction of the Audit Committee, it is anticipated that on occasion certain results from audit functions will be reviewed by the Risk Committee.

Code of Ethics—Our Board of Directors and the Board of Directors of the Bank have adopted a Code of Ethics to provide ethical guidelines for the activities of our, and our subsidiaries’, agents, attorneys, directors, officers, and employees (including, among others, our chief executive officer, chief financial officer, principal accounting officer and all mangers reporting to these individuals who are responsible for accounting and financial reporting). The Code of Ethics is intended to promote, train, and encourage adherence in business and personal affairs to a high ethical standard and also helps maintain the Company as an institution that serves the public with honesty, integrity and fair-dealing. The Code of Ethics is designed to comply with the Sarbanes-Oxley Act of 2002, and certain other laws that provide guidelines in connection with possible breaches of fiduciary duty, dishonest efforts to undermine financial institution transactions and the intent to corrupt or reward a Company employee or other Company representative. A copy of the Code of Ethics can be found on our website at https://www.southstatebank.com/ under Investor Relations. We will disclose any future amendments to, or waivers from, provisions of these ethics policies and standards on our website promptly as practicable, as and to the extent required under The NASDAQ Stock Market listing standards and applicable SEC rules.

Board of Directors’ Corporate Governance Guidelines—Our Board of Directors and the Board of Directors of the Bank have each adopted certain guidelines governing the qualifications, conduct and operation of the Board. Among other things, these guidelines outline the duties and responsibilities of each director, and establish certain minimum requirements for director training. Each director is required to read, review and sign the corporate governance guidelines on an annual basis. A copy of these guidelines can be found on our website at https://www.southstatebank.com/ under Investor Relations.

Board Leadership Structure and Role in Risk Oversight

We are focused on our corporate governance practices and value independent Board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that over 73% of all of our directors are independent. In addition, our Board has determined all of the members of our Board’s Audit, Compensation, Risk and Governance Committees are independent. See the discussion entitled “Certain Relationships and Related Transactions” on page 55 for additional information concerning Board independence.

In view of the Board of Directors extensive oversight responsibilities, we believe it is beneficial to have separate individuals in the role of Chairman and Chief Executive Officer. Our Board believes that it is preferable for Mr. Horger to serve as Chairman of the Board because of his strong institutional knowledge of our business, history, industry, markets, organization and executive management gained in his 20 years of experience in a leadership position on the Board. We believe it is the Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to guide the Board as the Board provides leadership to our executive management. Traditionally, the Company has maintained the separateness of the roles of the Chairman and the Chief Executive Officer. In making its decision to continue to have a separate individual serve as Chairman and Chief Executive Officer, the Board considered the time and attention that Mr. Hill is required to devote to managing our day-to-day operations. We believe that this Board leadership structure is appropriate in maximizing the effectiveness of Board oversight and in providing perspective to our business that is independent from executive management.

Our Board of Directors oversees risk through the various Board standing committees, principally the Audit Committee and the Risk Committee, which report directly to the Board. Our Audit Committee is primarily responsible for overseeing our accounting and financial reporting risk management processes on behalf of the full Board of Directors. The Audit Committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding our assessment of risks and the adequacy and effectiveness of internal control systems, and also reviews credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Our Chief Credit Officer and Chief Financial Officer meet with the Audit Committee on a quarterly basis in executive sessions to discuss any potential risks or control issues involving management. Our Chief Risk Officer meets with the Risk Committee each quarter to identify, assess, and monitor key business risks that may impact our operations and results.

Each of the Board’s standing committees, as described above, is involved to varying extents in the following:

•	determining risk appetites, policies and limits
•	monitoring and assessing exposures, trends and the effectiveness of risk management;
•	reporting to the Board of Directors; and
•	promoting a sound risk management culture.

The full Board of Directors focuses on the risks that it believes to be the most significant facing the Company and our general risk management strategy. The full Board of Directors also seeks to ensure that risks undertaken by the Company are consistent with the Board of Directors’ approved risk management strategies. While the Board of Directors oversees our risk management, management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

We recognize that different Board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis in an effort to ensure that they continue to meet our needs.

PROPOSAL NO. 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The SEC rules adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) require us to provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executives officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in greater detail under the heading “Compensation Discussion and Analysis,” we seek to align the interests of our named executive officers with the interests of our shareholders. Our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe our compensation policies and procedures are competitive, focused on pay for performance principles and strongly aligned with the interest of our shareholders. We believe that the Company and its shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of our named executive officers by voting to approve or not approve such compensation as described in this Proxy Statement.

This vote is advisory, which means that it is not binding on us, our Board of Directors or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers as described in this Proxy Statement.

Our Board of Directors asks our shareholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to our named executive officers, as disclosed in our Proxy Statement for the 2019 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Proxy Statement, is hereby APPROVED.”

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the resolution related to compensation of named executive officers.

PROPOSAL NO. 3: APPROVAL OF THE PROPOSED 2019 OMNIBUS STOCK AND PERFORMANCE PLAN

At the Annual Meeting, shareholders of the Company will be asked to vote on a proposal to approve the 2019 Omnibus Incentive Plan (the “2019 Plan”), which was adopted by the board of directors of the Company on February 22, 2019, subject to shareholder approval. The purpose of the 2019 Plan is to help the Company attract, retain and motivate directors, officers, employees and consultants, of the Company and its subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company and its subsidiaries by enabling such individuals to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders.. If approved by shareholders at the Company’s 2019 Annual Meeting of Shareholders, the 2019 Plan will become effective on that date (the “Effective Date”).

The 2019 Plan, if approved, will replace the 2012 Stock Incentive Plan (the “2012 Plan”) and no new awards will be granted under the 2012 Plan. However, any awards outstanding under the 2012 Plan, 2004 Plan and the 1999 Stock Option Plan will continue to be outstanding and governed by the provisions of the applicable plans.

Corporate Governance Aspects of the 2019 Plan

The Compensation Committee also noted the strong corporate governance aspects of the 2019 Plan, as summarized in the following table:

Significant features	description
Responsible Share Recycling:

The 2019 Plan contains responsible share recycling provisions:

•

Any shares surrendered to pay the option exercise price or satisfy tax withholding, or repurchased by the Company with option exercise proceeds, will not be added back (recycled) to the 2019 Plan.

•

The 2019 Plan also provides that the gross number of stock appreciation rights exercised or settled, and not just the net shares issued upon exercise or settlement, will count against the aggregate limit on the number of shares that may be issued under the 2019 Plan.
No Discounted Stock Options or Stock Appreciation Rights:	Stock options and stock appreciation rights must have an exercise price equal to or greater than fair market value of our common stock on the date of grant.
No Re-pricing of Stock Options or Stock Appreciation Rights:	Re-pricing stock options and stock appreciation rights is prohibited without shareholder approval, including by exchange for cash or a new or different award type.
“Double-Trigger” Required for Vesting on Change in Control:

A change in control does not, by itself, trigger full vesting of awards under the Plan. Any continuing or replacement awards will retain pre-change-in-control vesting and other terms, except that full vesting will occur in the event the participant’s employment is involuntarily terminated within twenty-four months of the change in control transaction (the occurrence of the “double trigger”).

Best Practice Treatment of Performance Share Awards on Change in Control:

In the event that performance share awards are not continued or replaced upon a change in control, those awards will vest and pay out based on the greater of (i) actual performance against the performance goals through the date of the change in control or (ii) the applicable target level.

No Dividend Equivalents Distributed on Unvested Performance Awards:

The 2019 Plan prohibits payment of dividends or dividend equivalents on stock options and stock appreciation rights, prohibits payment of dividends on any restricted stock subject to performance vesting unless and until those shares are earned and vested and prohibits dividend equivalents to be paid on restricted stock units unless and until those awards are earned and vested.

No Transferability:	All awards shall be nontransferable except by will or by the laws of descent and distribution.
Annual Limit on Awards to Directors:

The 2019 Plan establishes an annual limitation of $200,000 on the amount of cash compensation and the value of shares (determined on the date of grant) that may be subject to awards made to members of the board of directors for service as a director in any one calendar year.

Independent Committee Administration:	The 2019 Plan will be administered by a committee of the board of directors comprised entirely of independent directors.

A summary of the 2019 Plan is set forth below. The summary is qualified in its entirety by the full text of the 2019 Plan, which is included in this Proxy Statement as Appendix A.

SUMMARY OF THE 2019 PLAN

General.  Awards granted under the 2019 Plan may be in the form of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units,  cash awards, other stock‑based awards or any combination of those awards. The 2019 Plan provides that awards may be made under the 2019 Plan for ten years following the adoption of the 2019 Plan by the Company’s board of directors.

Administration.  Under the terms of the 2019 Plan, the 2019 Plan will be administered by the compensation committee of the board of directors or such other committee as the board of directors may designate (the “committee”). The committee will consist entirely of two or more “outside directors” who are “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under the terms of the 2019 Plan, the committee can make rules and regulations and establish such procedures for the administration of the 2019 Plan as it deems appropriate. Any determination made by the committee under the 2019 Plan will be made in the sole discretion of the committee and such determinations will be final and binding on all persons.

Eligibility.  The 2019 Plan provides for awards to the directors, officers, employees and consultants of the company and its subsidiaries and affiliates. As of December 31, 2018, there were approximately 2,728 directors, officers and employees eligible to participate in the 2019 Plan.

Shares Available.  The 2019 Plan provides that the aggregate number of shares of the Company’s common stock that may be subject to awards under the 2019 Plan cannot exceed 1,000,000 shares, subject to adjustment in certain circumstances to prevent dilution or enlargement. The maximum number of shares that may be granted pursuant to incentive stock options is 1,000,000.

As described above, if the 2019 Plan is approved by the Company’s shareholders, no new awards may be granted under the 2012 Plan. However, awards previously granted and outstanding under the 1999, 2004 and 2012 Plan will remain in full force and effect under such Plans according to their respective terms, and to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, shares of common stock of the Company subject to such award which are not delivered as a result will not be available for awards under the 2019 Plan.

Shares underlying awards that expire or are forfeited or terminated without being exercised or awards that are settled for cash will again be available for the grant of additional awards within the limits provided by the 2019 Plan. Shares withheld by or delivered to the Company to satisfy the exercise price of options or SARs or tax withholding obligations with respect to any award granted under the 2019 Plan will nonetheless be deemed to have been issued under the 2019 Plan. Shares purchased on the open market with the proceeds of the exercise price of an option shall not be available for issuance in connection with other awards under the 2019 Plan.

Stock Options.  Subject to the terms and provisions of the 2019 Plan, options to purchase shares of Company common stock may be granted to eligible individuals at any time and from time to time as determined by the committee. An option may be granted with or without a related SAR. Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under Federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Subject to the limits provided in the 2019 Plan, the committee determines the number of options granted to each recipient. Each option grant will be evidenced by a stock option agreement that specifies the option exercise price, whether the options are intended to be incentive stock options or non-qualified stock options, the duration of the options, the number of shares to which the options pertain, the vesting terms and such additional limitations, terms and conditions as the committee may determine.

The committee determines the exercise price for each option granted, except that the option exercise price may not be less than 100 percent of the fair market value of a share of Company common stock on the date of grant. As of February 25, 2019, the fair market value (as that term is defined under the 2019 Plan) of a share of Company common stock was $71.15. All options granted under the 2019 Plan will expire no later than ten years from the date of grant. The methods of exercising an option granted under the 2019 Plan is set forth in the 2019 Plan. Stock options are nontransferable except by will or by the laws of descent and distribution. The granting of an option does not accord the recipient the rights of a stockholder, and such rights accrue only after the exercise of an option and the registration of shares of Company common stock in the recipient’s name.

Stock Appreciation Rights.  A SAR will entitle the holder to receive, with respect to each share of Company common stock covered by the SAR, the amount by which the fair market value of one share of Company common stock at the time of exercise exceeds the fair market value of one share of Company common stock on the date of grant. A SAR may be granted with or without a related option. The exercise price of a SAR shall not be less than 100% of the fair market value of a share of Company common stock on the date of grant. All SARs granted under the 2019 Plan will expire no later than ten years from the date of grant.

Each SAR will be evidenced by an award agreement that specifies the exercise price (or base price), the number of shares to which the SAR pertains and such additional limitations, terms and conditions as the committee may determine. The Company may make payment of the amount to which the participant exercising SARs is entitled by delivering shares of Company common stock, cash or a combination of common stock and cash as set forth in the award agreement relating to the SARs. The method of exercising a SAR granted under the 2019 Plan is set forth in the 2019 Plan. SARs are not transferable except by will or the laws of descent and distribution. Each SAR will be evidenced by an award agreement that specifies the date and terms of the award and such additional limitations, terms and conditions as the committee may determine.

Restricted Stock.  The 2019 Plan provides for the award of shares of Company common stock that are subject to forfeiture and restrictions on transferability as set forth in the 2019 Plan and as may be otherwise determined by the committee. Each grant of restricted stock will be evidenced by an award agreement that specifies the number of shares of restricted stock and such additional limitations, terms and conditions as the committee may determine. Except for these restrictions and any others imposed by the committee, upon the grant of restricted stock, the recipient will have rights of a stockholder with respect to the restricted stock, including the right to vote the restricted stock and to receive all dividends and other distributions paid or made with respect to the restricted stock (which dividends relating to restricted stock subject to performance vesting conditions will only vest upon the vesting of the restricted stock relating to such dividends). During the restriction period set by the committee, the recipient may not sell, transfer, pledge, exchange or otherwise encumber the restricted stock.

Restricted Stock Units.  The 2019 Plan authorizes the committee to grant restricted stock units and deferred share rights. Restricted stock units and deferred share rights are not shares of Company common stock and do not entitle the recipients to the rights of a stockholder. Each grant of restricted stock units will be evidenced by an award agreement that specifies the number of restricted stock units and such additional limitations, terms and conditions as the committee may determine. Restricted stock units granted under the 2019 Plan may or may not be subject to performance conditions. The committee may provide for dividend equivalents; provided,  however, that dividend equivalents credited with respect to any award of restricted stock units shall be subject to the same vesting conditions applicable to such award and shall, if vested, be delivered or paid at the same time as such award. The recipient may not sell, transfer, pledge or otherwise encumber restricted stock units granted under the 2019 Plan prior to their vesting. Restricted stock units will be settled in cash or shares of Company common stock, in an amount based on the fair market value of Company common stock on the settlement date.

Cash Awards.  The 2019 Plan provides for the award of cash awards on such terms and conditions determined by the committee, including, without limitation, performance goals that must be satisfied and the applicable performance period.

Other Stock‑Based Awards.  The 2019 Plan also provides for the award of shares of Company common stock and other awards that are valued by reference to Company common stock, including unrestricted stock, dividend equivalents and convertible debentures.

Performance Goals.  The 2019 Plan provides that performance goals may be established by the committee in connection with the grant of any award under the 2019 Plan.

Change of Control.  Unless otherwise determined by the committee, immediately prior to consummation of a change of control (as defined below) unless the award is replaced in the Change of Control transaction, (i) all outstanding options and SARs will become fully vested and exercisable and (ii) all restrictions on any restricted stock, restricted stock units, cash awards or other stock‑based awards that are not subject to performance goals will lapse, and these awards will become free of all restrictions and become fully vested and transferable to the full extent of the original grant and (iii) all restrictions on any restricted stock, restricted stock units, cash awards or other stock‑based awards that are subject to performance goals shall be deemed to be earned and payable in an amount equal to the full value of such performance-based award (with all applicable performance goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the committee not later than the date of the change of control, taking into account performance through the latest date preceding the change of control, .  With respect to awards that are replaced in the Change of Control transaction upon a termination of service of a participant by the company other than for cause or by the participant for good reason, within twenty-four months following a change of control, such replaced awards shall vest in full, be free of restrictions, and be deemed to be earned in full and with respect to awards subject to performance goals, unless otherwise agreed in connection with the change of control, at the greater of (i) the applicable target level and (ii) the level of achievement of the performance goals for the award as determined by the committee taking into account performance through the latest date preceding the termination of service as to which performance can, as a practical matter, be determined. Under the 2019 Plan, a “change of control” will be deemed to have taken place if:

•any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than certain customary exceptions) acquires 30% or more of the combined voting power of the Company’s then outstanding stock;

•any merger consolidation or similar transaction involving the Company or any of its subsidiaries, a sale of all or substantially all of the assets of the Company or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries unless following the transaction all or substantially all of the beneficial owners of the Company’s outstanding voting securities continue to own at least 50% of the combined voting power of the resulting entity;

•during any period of two consecutive years there is a change in the majority of the incumbent members of the Company’s board of directors (other than through election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who are incumbent directors); or

•stockholder approval of the complete liquidation or dissolution of the Company.

Amendment.  The committee may amend, alter, or discontinue the 2019 Plan or an award, but no amendment, alteration or discontinuation will be made that materially impairs the rights of a participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including without limitation Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), stock exchange rules or accounting rules. In addition, no such amendment will be made without the approval of the company’s stockholders (a) if the amendment would permit the Company to reprice any outstanding options or SARs, (b) to the extent such approval is required by applicable law or the listing standards of the applicable stock exchange.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain federal income tax consequences of awards made under the 2019 Plan based upon the laws in effect on the date hereof. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the 2019 Plan. The income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws.

Non-Qualified Stock Options.  A participant will not recognize taxable income at the time of grant of a non-qualified stock option, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company generally will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code.

Incentive Stock Options.  A participant will not recognize taxable income at the time of grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within such two- or one-year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and the Company generally will be entitled to a corresponding deduction. The excess of the amount realized through the disposition date over the fair market value of the stock on the exercise date will be treated as capital gain.

SARs.  A participant will not recognize taxable income at the time of grant of a SAR, and the Company will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) equal to the fair market value of any shares delivered and for the amount of cash paid by the Company, and the Company will generally be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code.

Restricted Stock.  A participant will not recognize taxable income at the time of grant of shares of restricted stock, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company is entitled to a corresponding deduction at the time the ordinary income is recognized by the participant, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above‑ described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income. The Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Stock Units.  A participant will not recognize taxable income at the time of grant of a restricted stock unit, and the Company will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of settlement of the award equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

ESTIMATE OF BENEFITS

The Company currently is not able to estimate the number or terms of grants and awards that may be made under the 2019 Plan.

The following table sets forth information about the Company’s outstanding equity compensation plans as of December 31, 2018:

	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted‑average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column “A”)
Equity compensation plans approved by security holders	213,866	$ 61.28	340,333
Equity compensation plans not approved by security holders	—	—	—
Total.......................................	213,866	$ 61.28	340,333

Included within the 340,333 number of securities available for future issuance in the table above is a total of 71,414 shares remaining from the authorized total of 363,825 under the Company’s Employee Stock Purchase Plan. In addition, there are 268,919 shares remaining from the authorized 1,684,000 available for future issuance under the Company’s 2012 Plan. No more than 55,000 shares shall be awarded pursuant to equity grants made between December 31, 2018 and the date of the Annual Shareholders’ Meeting on April 25, 2019. All securities totals for the outstanding and remaining available for future issuance amounts described in this item have been adjusted to give effect to stock dividends paid on March 23, 2007, January 1, 2005 and December 6, 2002.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the 2019 Omnibus Stock and Performance Plan.

PROPOSAL NO. 4:  RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Although we are not required to seek shareholder ratification of the selection of our accountants, we believe obtaining shareholder ratification is desirable. If our shareholders do not ratify the appointment of Dixon Hughes Goodman LLP, our Audit Committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our Audit Committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if our Audit Committee believes that such a change would be in our best interest and our shareholders.

The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of Dixon Hughes Goodman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

If a quorum is present, the number of shares of common stock voted in favor of this proposal must exceed the number of shares voted against it for approval of this proposal.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis explains our 2018 executive compensation programs and decisions with respect to our executive officers and, in particular, our named executive officers, or which we sometimes refer to herein as our “NEOs”. In this discussion, we explain, among other things, our compensation philosophy and program, factors considered by the Compensation Committee in making compensation decisions and additional details about our compensation program and practices. The following discussion is organized into four parts:

1.	Executive Summary
2.	South State Executive Compensation Process (page 26)
3.	Components of Executive Compensation (page 30)
4.	Other Aspects of South State’s Executive Compensation Program (page 33)

Part 1—Executive Summary

The Compensation Committee seeks to provide compensation arrangements for our executive officers that are designed to retain and attract talented executives who can perform at a high level and manage the Company in the shareholders’ best interest. Among other things, these compensation arrangements are intended to align executive compensation with our performance, both on a short-term basis and a long-term basis. This is accomplished through incentive compensation that is based primarily on our performance and secondarily on individual contributions. Our named executive officers for 2018 were:

Name	Title	Years of Service at South State
Robert R. Hill, Jr.	Chief Executive Officer of South State Corporation	23
John C. Pollok	Senior Executive Vice President and Chief Financial Officer	23
John F. Windley	Chief Executive Officer of South State Bank (1)	17
Joseph E. Burns	Senior Executive Vice President and Chief Credit Officer (2)	18
Renee R. Brooks	Senior Executive Vice President and Chief Operating Officer	23
(1)

During 2018, Mr. Windley served as both the President and Chief Executive Officer of the Bank until July 19, 2018, when Greg A. Lapointe was named as the President of the Bank.  Mr. Windley continued to serve as the Chief Executive Officer of the Bank until March 1, 2019. Thereafter, Mr. Windley has continued to serve as a part-time employee of the Bank in a business development role

(2)

Mr. Burns served as the Chief Credit Officer during 2018.  He was succeeded by Jonathan S. Kivett as Chief Credit Officer on January 1, 2019. Mr. Burns continues to serve as an employee of the Company and assists with the credit administration function during a transitional period ending September 1, 2019. Thereafter, Mr. Burns will become a consultant of the Company.

Our mission is to build a high-performing bank based on a balance of soundness, profitability and growth. We believe we will accomplish this through relationship banking, delivered by engaged employees with clear strategic goals, objectives and values.

We believe these priorities have enabled the Company to be well-positioned to take advantage of strategic growth opportunities. A solid company culture, focused values and a strong team, complement these priorities and are the core contributors of our continued success.

2018 was a year of transition for the Company.  The following summarizes certain significant events for the Company during 2018:

1.

We  successfully absorbed more than 60% total asset growth from 2017, primarily from two mergers.  The merger with Southeastern Bank Financial Corporation closed successfully on January 3, 2017 and added $2.1 billion in total assets; and on November 30, 2017, the merger with Park Sterling Corporation was successfully closed and added $3.1 billion in total assets.  The systems integration of Park Sterling was completed in the second quarter of 2018.

2.

In July of 2018, we began recognizing the impact of revenue reduction from the Durbin Amendment, which required us to limit interchange fees charged to retailers for debit card processing, on bankcard services income.

3.	In July of 2018, we announced executive leadership transitions associated with the planned retirements of John F. Windley and Joseph E. Burns.
4.	We continued to make significant investment in technology and digital platforms for support of customers and more efficient operations.

We believe that key 2018 indicators of soundness, profitability and growth include the following:

Soundness - Our loan portfolio is our largest asset and having a sound loan portfolio is a foundation of our business model.  Therefore, the annual incentive plan includes a 25% weighting on a soundness measure.

•

Total nonperforming assets remained low, increasing slightly (by $4.4 million) to $40.5 million at the end of 2018, which represented 0.28% of total assets, compared to $36.1 million, or 0.25% of total assets at the end of 2017.

•	The non-acquired allowance for loan losses coverage of non-acquired nonperforming loans increased to 341% at December 31, 2018, compared to 293% at the end of 2017.
•

Non-acquired loan net charge-offs remained at low levels of 0.04% in 2018 and 2017; and in 2018, acquired non-credit impaired net loan charge-offs declined by 1 basis point (to 0.06%) compared to 2017.

•	Other real estate owned remained at a low level totalling $11.4 million at December 31, 2018, compared to $11.2 million at December 31, 2017.

Profitability - The bank believes Earnings per Share is the highest correlation of value creation for the shareholder and therefore is used as a metric in the Annual Incentive Plan that is weighted at 75% and in the long-term plan weighted at 67%.  The long-term incentive plan also places a 33% weighting on ROTCE.

•

Diluted earnings per common share (“EPS”), in accordance with generally accepted accounting principles (“GAAP”), increased 65.9% to $4.86 per share in 2018 from $2.93 per share in 2017. This increase was driven by several factors including:  (1) lower corporate tax expense as a result of the Tax Cuts and Jobs Act passed in December of 2017, and the recognition of a reduction in the value of net deferred tax assets by $26.6 million in 2017; (2) a full year impact of Park Sterling‘s business in 2018; and (3) lower merger and integration cost of $14.2 million.

•	Net income more than doubled, increasing by $91.3 million in 2018 to $178.9 million, compared to $87.6 million in 2017, which represented a 104.3% increase year over year.
•

Adjusted EPS—Diluted* (non-GAAP) increased 13.4% to $5.50 per share in 2018 from $4.85 per share in 2017.  We believe that it is important to examine the results of our performance on an adjusted basis as well as a GAAP basis due to certain expense items that impact our GAAP financials. Adjusted performance results give insight into how performance on our core ongoing business changes from year to year by excluding certain items. For example, in 2018, we incurred securities losses of $520,000, net of tax; merger and integration expenses of $23.7 million, net of tax; and the benefit of net deferred tax revaluations of $990,000, adjusting our initial estimates from 2017.  These amounts impacted 2017 as follows: we incurred securities gains of $445,000, net of tax; merger and branch consolidation expense of $31.5 million, net of tax; and net deferred tax revaluation of $26.6 million.

•	Adjusted net income* increased by 39.2%, or $57.0 million, to $202.1 million in 2018 compared to $145.1 million in 2017.
o	As highlighted above, there were a number of differences between our reported (GAAP) and adjusted (non-GAAP) financials for fiscal year 2018 and 2017 as shown below in the chart on the following page:
▪	Return on average assets (GAAP) increased to 1.23% in 2018 compared to 0.77% in 2017. Adjusted return on average assets* (non-GAAP) increased to 1.39% in 2018 compared to 1.28% in 2017.
▪	Adjusted return on average tangible equity* (non-GAAP) increased to 16.76% in 2018 from 15.49% in 2017.
•

Our performance in 2018 on return on average assets and return on average tangible equity continues to be strong relative to our peers, as both increased from the 2017 performance.  The following chart illustrates that performance relative to our peers.

*Adjusted EPS— Diluted, Adjusted Net Income, Return on Average Tangible Equity, Adjusted Return on Average Assets and Return on Average Tangible Equity are non-GAAP financial measures. See page 41 in our Annual Report on Form 10-K for the year ended December 31, 2018 for the non-GAAP to GAAP reconciliation and other relevant information.

Growth - Growth results in higher profitability and is measured by loans, deposits and total assets.

•	Non-acquired loan growth in all categories totalled $1.44 billion, or 22.2%, in 2018, and was partially offset by acquired loan payoffs and charge offs totalling $1.05 billion in 2018.
•	Total deposit growth was $114.2 million, or 1.0%, during 2018; and core deposit growth comprised $77.3 million of this total.
•	Total assets increased by $209.7 million, or 1.45% in 2018.

Key 2018 Compensation Decisions by the Compensation Committee

Our Compensation Committee made the following key compensation decisions during 2018:

•	Increased the base salaries for each of our NEOs by 2.75% for 2018.
•	The short-term plan continued to provide an annual cash bonus based on adjusted earnings and asset quality. Percentage opportunity levels year-over-year remained the same.

•

Continued the Executive Incentive Plan with goals and opportunity levels that reflected our size in 2018. This plan has both short-term and long-term components designed to align incentive compensation with our strategic focus. The short-term and long-term components are weighted equally, 50% short-term and 50% long-term.

•

Continued the Long-Term Incentive Plan with three-year performance vesting conditions that are intended to provide alignment with increased shareholder value and long-term performance. The 2018-2020 goals for restricted stock units (which we refer to as “RSUs”) were split between cumulative adjusted EPS growth (67%) and adjusted return on average tangible equity (“ROATE”) (33%). Percentage opportunity levels year-over-year remained the same.

o

All long-term incentives granted under 2018 Long-Term Incentive Plan were in the form of three-year performance- based RSUs.  Beginning with the 2018 Long-Term Incentive Plan, the issuance of stock options was no longer a component of the long-term incentive plan. Stock options disclosed in this proxy were granted as a result of the 2017 Executive Incentive Plan.

•

In addition to the performance goals referenced above, the following specified minimum “performance triggers,” which were intended to encourage soundness, were required to be achieved for the annual cash bonus to be earned and the RSUs granted under the 2018 Executive Incentive Plan to vest:

▪	Aggregate net income must be sufficient to cover aggregate dividends; and
▪

The Bank must receive a an overall composite rating in its most recent written report of examination from its primary federal regulator issued prior to the end of the applicable performance period that is at least as high as the Bank's most recent overall composite rating prior to December 31, 2015.

•

Focused on performance-based compensation and, therefore, variable compensation opportunities that are subject to attaining specific performance metrics. Consistent with the Compensation Committee’s compensation philosophy, a significant portion of NEO total compensation is in the form of incentive, or “at-risk” compensation, which will vary annually based on our performance. The chart below shows the average pay mix for the Chief Executive Officer and the average of our other NEOs compared to recent peer practices.

•	Awarded NEOs cash incentives at maximum level based on results for the year as set forth under the annual cash bonus component of the 2018 Executive Incentive Plan.

Part 2—South State Executive Compensation Process

Compensation Philosophy

In 2018, the Compensation Committee reviewed and validated its compensation philosophy with the assistance of the Compensation Committee’s independent compensation consultant. The purpose of the review was to ensure that compensation decisions made by the Compensation Committee and the Board of Directors were consistent with this philosophy. The fundamental philosophy of our compensation program is to offer competitive compensation opportunities for executive officers that (i) align compensation with our performance on both a short-term and long-term basis, and (ii) are based on both our performance and the individual executive’s contribution. The compensation structure is designed to retain and reward executive officers who are capable of leading us in achieving our business objectives. Our compensation philosophy includes consideration of applicable rules and regulations and current peer group compensation in determining compensation levels.

The Compensation Committee considers this philosophy as it develops incentive plans. Cash incentives for 2018 were designed to reward executives for achieving annual financial and performance goals based on soundness and profitability. The performance objectives of the 2018 annual cash incentive plan reflect this focus. Equity grants are designed to reward our NEOs for achievement of business objectives that benefit shareholders and support the retention of a talented management team over time. When making compensation determinations for our NEOs, the Compensation Committee considers many factors, including peer data and individual roles, responsibilities, tenure, and performance, to set NEO pay levels. Our compensation peer group is explained on page 29.

Role of the Compensation Committee

The Compensation Committee is responsible for the design, implementation and administration of the compensation programs for our executive officers and directors. The Compensation Committee keeps the full Board of Directors apprised of its decisions and activities. When appropriate, the Compensation Committee makes recommendations to the Board of Directors on items that require approval by the full Board of Directors.

The Compensation Committee seeks to increase shareholder value by rewarding performance with cost-effective compensation and striving to attract and retain talented executives through adherence to the following compensation objectives:

•

Our compensation programs are designed to reward NEOs based on key standards that reflect our culture, including our strategic focus on soundness, profitability and growth, as well as our emphasis on ethics, execution of strategic goals, the ability to inspire and motivate, and sound corporate governance.

•

The Compensation Committee’s philosophy is to provide competitive compensation to attract and retain key management to ensure a balance of soundness, profitability and growth, which is intended to provide long-term value for our shareholders.

•	The Compensation Committee seeks to reward executives consistent with our culture of being a meritocracy in regard to compensation for all employees.
•	The Compensation Committee annually reviews and approves corporate goals and objectives utilized in either annual cash or long-term incentive plans.
•

The Compensation Committee evaluates and recommends to the Board of Directors for its approval, when not delegated to the Compensation Committee, our director and executive officer compensation plans, policies and programs.  Until January 2019, following recommendations by the Compensation Committee, the full Board of Directors was responsible for approving or disapproving compensation paid to our Chief Executive Officer and each of our other executive officers, other than compensation that was approved by the Compensation Committee under our Omnibus Stock and Performance Plan or our Annual Incentive Plan. The Compensation Committee charter was amended in January of 2019 to provide that the Compensation Committee shall review and approve the compensation of all of our executives and officers as it deems appropriate.

•

The Compensation Committee reviews and considers the results of any shareholder advisory vote on executive compensation and takes into consideration the result of such advisory votes in relation to our executive compensation policies and procedures.

•

The Compensation Committee reviews the incentive compensation arrangements to ensure that they are appropriate to our business plans and reviews the risks arising from such incentive plans to determine any material adverse impact to the Company.

The Compensation Committee may receive recommendations from the chairman of the Board of Directors with respect to the Chief Executive Officer’s performance in light of goals and objectives relevant to the compensation of our Chief Executive Officer. The Chief Executive Officer reviews the performance of the other NEOs with the Compensation Committee and makes recommendations to the Compensation Committee about the total compensation of the other NEOs. The Chief Executive Officer does not participate in, and is not present during, deliberations or approvals by the Compensation Committee or the Board of Directors with respect to his own compensation.

The Compensation Committee reviews and approves the equity compensation of the NEOs annually and makes decisions based on our philosophy of providing a competitive base salary (relative to the peer group) complemented with significant performance-based incentives. After reviewing all of the compensation arrangements discussed below, along with corporate and individual performance, the Compensation Committee believes that the measurement tools, compensation levels and the design of our executive compensation program are appropriate and motivate the NEOs to lead us in the best interests of our shareholders.

Compensation Consultant

During 2018, the Compensation Committee engaged the services of McLagan, an Aon company, to provide independent compensation consulting services for our directors and executive management. McLagan reports directly to the Compensation Committee. The Compensation Committee has the sole authority to hire consultants and set the engagements and the related fees of those consultants.

McLagan provided the following consulting services to the Compensation Committee in 2018:

•	educated the Board of Directors regarding compensation related trends in the banking industry;
•	revised our compensation peer group of publicly-traded financial institutions (the peer group is described below);
•

reviewed the competitiveness of the compensation elements currently offered by us to our top executives, including base salary, annual incentive or bonus, long-term incentives (restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group;

•	reviewed the competitiveness of our director compensation elements as compared to that of the customized peer group;
•

recommended and made observations regarding the potential alignment of our executive compensation practices with our overall business strategy and culture relative to the market as defined by the peer group. This included a review of the current performance-based programs with respect to the annual cash incentives and annual equity grants;

•

assisted us in our preparation of compensation disclosures as required under Regulation S-K with respect to this Proxy Statement including this Compensation Discussion and Analysis and associated tables and disclosures included herein.

Compensation Committee’s Relationship with its Independent Compensation Consultant

The Compensation Committee considered the independence of McLagan in light of applicable SEC rules and The Nasdaq Stock Market listing standards. The Compensation Committee requested and received a report from McLagan addressing the independence of McLagan and its senior advisors. The following factors were considered: (1) services other than compensation consulting provided to us by McLagan; (2) fees paid by us as a percentage of McLagan’s total revenue; (3) policies or procedures maintained by McLagan that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisors of McLagan and a member of our Compensation Committee; (5) any stock of the Company owned by the senior advisors of McLagan; and (6) any business or personal relationships between our executive officers and the senior advisors of McLagan. The Compensation Committee discussed these considerations and concluded that the work performed by McLagan and McLagan’s senior advisors involved in the engagements did not raise any conflict of interest.

Compensation Benchmarking and Compensation Committee Functions

Each year, with assistance from McLagan, the Compensation Committee reviews the compensation practices of our peers in order to assess the competitiveness of the compensation arrangements of our NEOs. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the Compensation Committee to determine total compensation. Benchmarking is used by the Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, equity awards, cash incentives, etc.) with comparable institutions. Using this data as a reference point, the Compensation Committee addresses pay-for-performance (meritocracy) as discussed further in the sections below on cash incentives and long-term retention. Peer performance, market factors, our performance and personal performance are all factors that the Compensation Committee considers when establishing total compensation, including incentives. This practice is in line with our meritocracy philosophy of pay. The Compensation Committee, at its discretion, may determine that it is in our best interest to negotiate total compensation packages that deviate from regular compensation and incentive levels in order to attract and retain specific talent.

The Compensation Committee reviews the composition of the peer group annually at a minimum and may change it as a result of mergers, changes to banks within the group, or changes within the Company. The 2018 compensation peer group was selected based on certain current market criteria, including the following:

•	National banks with total assets from $9.5 billion to $22.0 billion, after planned acquisitions;
•	No thrifts;
•	the bank must have branch locations;
•	Satisfactory Performance Measures (positive profitability, 3-year asset growth greater than 10%); and

•	Commercial loan portfolio less than 85% of total loan portfolio.

When making compensation determinations for our NEOs, our Compensation Committee uses many factors, peer data being one of them.  In addition to peer pay data, we also assess individual roles, responsibilities, tenure, and performance to set NEO pay levels.  When considering compensation decisions disclosed herein, the Compensation Committee reviewed a group of 28 peers with median assets, including pending acquisitions, of $12.5 billion (median actual assets of $10.3 billion). The specific members of the peer group selected for the 2018 performance year are as follows:

Banc of California Inc. (BANC)	FCB Financial Holdings, Inc. (FCB)	Old National Bancorp (ONB)
BancorpSouth Inc. (BXS)	First Merchants Corp. (FRME)	Pinnacle Financial Partners (PNFP)
Bank of Hawaii Corp. (BOH)	First Midwest Bankcorp Inc. (FMBI)	Renasant Corp. (RNST)
Bank of the Ozarks Inc. (OZRK)	First Interstate BancSys. (FIBK)	Simmons First National Corp. (SFNC)
Banner Corp. (BANR)	Glacier Bancorp Inc. (GBCI)	Trustmark Corp. (TRMK)
Berkshire Hills Bancorp (BHLB)	Heartland Fin’l USA (HTLF)	United Bankshares Inc. (UBSI)
Capital Bank Finl Corp (CBF)	Hilltop Holdings Inc. (HTH)	United Community Banks Inc. (UCBI)
Cathay General BankCorp (CATY)	Home BancShares Inc. (HOMB)	WesBanco Inc. (WSBC)
Chemical Financial Corp. (CHFC)	MB Financial Inc. (MBFI)
Community Bank System (CBU)	NBT Bancorp Inc. (NBTB)

Part 3—Components of Executive Compensation

Compensation Component	What the Component Rewards	Key Features
Base Salary	Reflects the scope of leadership and responsibility, individual achievement toward the objectives of their respective position and their relative value in the industry.

The Compensation Committee approved increases for the Chief Executive Officer and the four other NEOs in January 2018 to make them competitive with the market as determined by the compensation peer group. Actual positioning within the peer group reflects each executive’s performance, among other things.

Performance-Based Annual Cash Incentive	Focuses executives on achieving annual financial and performance goals and objectives based on soundness and profitability.

The opportunity for performance-based annual cash incentive compensation was based upon financial and performance goals and objectives. The Compensation Committee established the weighting for the performance goals with 25% based on soundness and 75% based on profitability with each goal having threshold, target and maximum levels. Performance goals for 2018 were achieved at 95% of maximum levels, combined.

2018 Long-Term Incentive Plan - 100% Restricted Stock Units	Rewards the achievement of specified levels of three-year cumulative operating EPS growth (67%) and operating return on tangible equity performance (33%).

The 2018 Long-Term Incentive Plan consists solely of performance-based RSU grants. These RSU awards vest based on company performance at the end of the three-year performance period.

Stock options have historically been part of the Long-Term Incentive Plan; however, the use of stock options has been discontinued as a part of the standard plan. The 2018 stock option grant disclosed herein was part of the 2017 performance plan and is the last of such grants. The entirety of the long-term incentive plan is now formulaic based on three-year performance of the company.

Benefits and Perquisites	Helps keep us competitive in attracting and retaining employees.	The Compensation Committee believes that our employee benefits are generally in line with benefits provided by our peer group and consistent with industry standards.

The key elements of compensation for the NEOs are base salary, annual and long-term incentives, and benefits, which are discussed below in greater detail.

•

Base Salary— Base salaries are determined based on historical and anticipated individual contribution and performance toward accomplishing our stated objectives. Base salaries are also reviewed in the context of comparability with the key executives of our peer group. We believe that the annual base salary levels for the NEOs help us to retain qualified executives and provides income stability that lessens potential pressures for the NEOs to take risks to achieve performance measures under incentive compensation arrangements. Effective January 1, 2018, the Chief Executive Officer, along with the other NEOs, received a merit increase to base salary as a reflection of 2017 performance and to maintain competitiveness with peer group. As a result, the Chief Executive Officer and each of the other four NEOs received a 2.75% increase in base salary.

•

2018 Executive Incentive Plan— In 2018, the Executive Incentive Plan included both an Annual Incentive Plan (Cash) (otherwise referred to as the “AIP”) and the three-year Long-Term Incentive Plan (otherwise referred to as the “LTIP”). The Executive Incentive Plan was designed to establish reasonable goals and objectives measured on an annual basis as well as to develop long-term goals that align the interests of the NEOs with the long-term interests of our shareholders. The purposes of the Executive Performance Plan included (1) aligning executive compensation with our performance, (2) attracting and retaining key officers and employees of outstanding ability, (3) strengthening our capability to develop, maintain, and direct a competent management team, (4) providing an effective means for selected key officers and employees to acquire and maintain ownership of our common stock, and (5) providing incentive compensation opportunities competitive with those of other major corporations. Earnings per Share (EPS) is the highest correlation of value correlation and is used as a metric for both the Annual Incentive Plan (AIP) and the Long-Term Incentive Plan (LTIP), with the AIP reflecting growth over a one-year period and LTIP reflecting growth over a three-year period.

2018 Executive Incentive Plan

The 2018 Executive Performance Plan was composed of cash and performance-based RSUs.

•

2018 Annual Incentive Plan (Cash):  At target performance levels, the 2018 Executive Performance Plan was weighted 50% in the form of an annual cash incentive bonus under the 2018 AIP. The amount of cash that could be earned was based upon financial and regulatory performance goals/objectives for 2018.

•

2018 Long-Term Incentive Plan (Equity):  At target performance levels, the 2018 Executive Performance Plan was weighted 50% in the form of equity. All of the performance-based RSUs granted in 2018 vest based upon achievement of three-year performance goals and disclosed at target value in the Summary Compensation table on page 38. RSUs vest at the end of a three-year performance period based entirely on company performance. Beginning with the 2018 Long-Term Incentive Plan, the issuance of stock options was no longer a component of the long-term incentive plan. Stock options disclosed in the Summary Compensation Table were granted according to the 2017 Executive Incentive Plan.

The cash incentive opportunities as a percentage of salary for each of the applicable NEOs and results under the 2018 AIP, along with the 2018 LTIP opportunities as a percentage of salary for each of the NEOs remained consistent with target incentive opportunities year-over-year and described in the table below:

	2018 Annual Incentive Opportunity as a % of Salary (Cash)				2018-2020 Long-Term Incentive Opportunity as a % of Salary (RSUs)
Name	Thresh	Target	Max	Actual Earned	Thresh	Target	Max
Robert R. Hill, Jr.	55%	110%	165%	157%	55%	110%	165%
John C. Pollok	45%	90%	135%	128%	45%	90%	135%
John F. Windley	30%	60%	90%	86%	30%	60%	90%
Joseph E. Burns	30%	60%	90%	86%	30%	60%	90%
Renee R. Brooks	30%	60%	90%	86%	30%	60%	90%

2018 Annual Incentive Plan

The primary objectives of the 2018 AIP were to enhance shareholder value by focusing on operating earnings, growth, and soundness. Accordingly, subject to the conditions and limits described below, the Compensation Committee was allowed under the 2018 AIP to determine the actual cash bonus amounts based on the following performance goals, weighted 25% for soundness and 75% for profitability.

•

Soundness (25% weighting): This component was based on achieving the specified asset quality test. Specifically, the Bank was required to receive a regulatory rating for asset quality in its most recent regulatory report issued prior to December 31, 2018 that was not lower than the Bank’s most recent regulatory rating for asset quality prior to December 31, 2015.We believe it is important to include a measurement of soundness in our annual incentive plan in order to ensure that soundness is not sacrificed at the expense of growth or profitability, and that appropriate focus is placed on continuing to improve credit-related issues.

•

Profitability (75% weighting): This measure was based on adjusted EPS. Since growth in adjusted EPS is a key component in building shareholder value, this element was weighted at 75% of the total cash incentive opportunity. Emphasis on this performance metric aligns the interests of the executive with those of the shareholder. Adjusted Earnings is a non-GAAP measure which excludes the after-tax effect of gains on acquisitions, OTTI (Other Than Temporarily Impaired Items), and merger and branding-related expense. Ultimately, the Compensation Committee determined the final Adjusted Earnings performance used in calculating incentive results, and exercised its authority to exclude certain revenue or expenses that it deemed to not reflect core earnings. For 2018, our diluted GAAP EPS was $4.86. The calculated adjusted EPS used in connection with the annual incentive plan was $5.50, which excluded the after-tax impact of $520,000 in securities losses, $1.0 million in deferred tax asset revaluation and $23.7 million in branch consolidation and acquisition expense.

The goals and the actual results of the 2018 Executive Incentive Plan are outlined in the table below:

	Soundness (25%)	Profitability (75%)
	2018 Asset Quality	2018 Adjusted EPS
Threshold	See Below*	5.10
Target		5.30
Maximum		5.55
Actual	Achieved	5.50

*The Bank was required to receive a regulatory rating for asset quality in its most recent regulatory report issued prior to December 31, 2018 that was not lower than the Bank’s most recent regulatory rating for asset quality prior to December 31, 2015.

The 2018 AIP was implemented under the Annual Incentive Plan, which allows the Compensation Committee to structure awards to executive officers and other employees that provide a right to receive an incentive payment upon the achievement of certain performance measures specified by the Compensation Committee.  Incentive payments under the 2018 AIP were limited to the amounts shown in the maximum column in the table above and were subject to the following “minimum performance triggers”: (a) net income sufficient to fully cover the cash dividends paid to our shareholders, and (b) overall composite rating in the Bank’s most recent written report of examination from its primary federal regulator issued prior to December 31, 2018 that is at least as high as the Bank's most recent overall composite rating prior to December 31, 2015.

We do not disclose forward-looking goals for our multi-year incentive programs, because the Company does not provide forward-looking guidance to our investors with respect to multi-year periods and it is competitively sensitive information. Consistent with our past and current practice, we disclose multi-year performance goals in full after the close of the performance period.

2018 Long-Term Incentive Plan

Long-Term Incentive Plan Performance Goals

The performance-based RSUs granted in 2018 vest based on the attainment of the following pre-established performance goals over the three-year period ending December 31, 2020:

Performance Goal	Goal Weighting (% of RSU Target Award)
3-Year Cumulative Adjusted EPS Growth	67%
3-Year Return on Average Tangible Equity	33%

The grants are reported in the “Summary Compensation Table” on page 38 at target level, in accordance with SEC reporting rules. Vesting of the RSUs is subject to achievement of the minimum “performance triggers” as of December 31, 2020.

Results of 2016 Long-Term Incentive Plan Which Ended in 2018

On January 1, 2016, the Compensation Committee granted performance-based RSUs to each of our NEOs. The vesting of 67% of these RSUs was dependent on achieving pre-determined levels of cumulative Adjusted EPS, with the remaining 33% vesting based on cumulative average adjusted ROATE. Both objectives were measured over the three-year performance period from January 1, 2016 through December 31, 2018.

Target performance over the three-year period represented 12.3% growth in cumulative adjusted EPS and 14.0% cumulative average adjusted ROATE. Actual performance represented 45.7% growth in cumulative adjusted EPS, which was higher than maximum performance guidelines under the plan, and cumulative average ROATE was 16.1%, which was above the maximum performance guidelines under the plan. As a result, the performance-based RSUs granted as part of the 2016 plan vested at 100% of maximum on December 31, 2018. The RSUs that have been earned and have vested are shown in the Option Exercises and Stock Vested table on page 42. Comparing last year’s three-year period, the cumulative average adjusted EPS actual performance was less than reported in the 2018 proxy.  This was due primarily to the impact of the timing of achieving $10.0 billion in total assets, the impact of the Durbin Amendment on noninterest income, the rise in interest rates on funding cost in 2017 and 2018, and the impact of the Tax Reform Act of 2017.  These were not considered when the 2016 LTIP was developed.

Part 4—Other Aspects of Our Executive Compensation Program

Benefits

During 2018,  we maintained various employee benefit plans that constitute a portion of the total compensation package available to the NEOs and all eligible employees. These plans consisted of the following:

Employees’ Pension Plan— The NEOs are participants in a non-contributory defined pension plan which covers substantially all of our employees hired by legacy SCBT Financial Corporation (now the Company) before January 1, 2006. Pension benefits are paid based upon age of the employee and years of service with the Company. The Plan was frozen in July 2009, and no further benefits are being accrued. In March 2018, the Board voted to terminate the Pension Plan effective September 1, 2018. Assets of the Pension Plan are scheduled to be distributed in the second quarter of 2019. See the Pension Benefits table and the accompanying footnotes and narrative for more information.

Retirement Savings Plan-401(k)—Each of the NEOs are participants in a defined contribution plan which in 2018 permitted employees to contribute a portion of their compensation, on a tax-deferred basis, up to certain IRS compensation deferral amount limits applicable to a tax-qualified retirement plan. We matched 100% up to 6% of participants’ deferrals (4% Safe Harbour, 2% discretionary at year-end).  See the table in footnote 7 of the Summary Compensation Table.

Health Care—The NEOs are eligible to receive medical and dental coverage that is provided to all eligible employees.

Other Welfare Benefits—The NEOs receive sick leave, vacation and other benefits available to all of our eligible employees.

The employee benefits for the NEOs discussed in the subsection above are determined by the same criteria applicable to all of our employees. These benefits help keep us competitive in attracting and retaining employees. We believe that our employee benefits are generally competitive with benefits provided by the peer group and consistent with industry standards.

Supplemental Executive Retirement Plan—We provide a non-qualified supplemental executive retirement plan (a “SERP”) for Mr. Windley, and certain other executives who are not NEOs. We elected to offer this type of incentive as a way to retain executives over the long-term and to provide a partial offset to shortfalls in the percentage of income provided for retirement by our qualified retirement plans.

Deferred Compensation Plan—We make available to selected members of our senior management group, including all NEOs and/or other selected employees who are highly compensated, the opportunity to elect to defer current compensation for retirement income or other future financial needs. The plan is a nonqualified deferred compensation plan that is designed to be exempt from certain ERISA requirements as a plan that covers a select group of management and certain other highly compensated employees. Each year participants can choose to have their compensation for the upcoming year reduced by a certain whole percentage amount ranging between 5% and 80% or by a specific dollar amount (in all cases, subject to a minimum value established by us). In addition, we may make matching or partially-matching contributions for participant deferrals. We may also make discretionary contributions for any or all participant(s). Both of these types of employer contributions would be subject to certain vesting requirements. There are also forfeiture provisions, which can result from unvested amounts existing at terminations or from materially incorrect earnings that are subsequently adjusted or corrected. Deferrals may be held by a trustee in a grantor (rabbi) trust and may be invested in funds that mirror deemed investments selected by the participants and offered pursuant to the plan. Such a trust would not isolate assets for the benefit of the participants. Consequently, distributions made under the plan will be made from the general assets of the Bank which could be subject to claims of its creditors. Amounts deferred under the plan will generally be subject to income taxes payable by the participant in the year in which received (end of the deferral period), but these deferred amounts are subject to employment taxes in the year of deferral. In 2018, Mr. Hill and Mr. Windley elected to participate. No employer contributions have been made to this plan in 2018 or in the past to the above-named NEOs.

See the discussion entitled “Deferred Compensation Plan” for additional information.

Perquisites—We also provide limited perquisites to NEOs that are not available to all employees. Some examples of these include company-owned automobiles, automobile allowances and club and membership dues. The values of these items are presented in the Summary Compensation Table under the heading All Other Compensation. The value attributable to any personal use of company-owned automobiles is considered compensation to the executive and represents the aggregate incremental cost to us associated with that personal use. We and the Board of Directors believe that the use of each of these perquisites is helpful for the proper performance of the NEOs’ duties.

Role of Shareholder Say on Pay Vote

As required by Dodd-Frank, we held an annual advisory vote on the compensation of our executive officers, a Say on Pay at our 2017 annual meeting of shareholders. At the 2018 annual meeting of shareholders, 83.68% of the votes cast on the Say on Pay proposal were cast in support of the compensation of our named executive officers. While the 2018 shareholder vote reflected strong support for our executive compensation programs, the Compensation Committee, Board of Directors and executive management has evaluated compensation programs each year to ensure the plans have continued to align the interest of the executives with those of our shareholders and continued to strengthen the linkage of pay to performance. The Company engaged with proxy advisors during 2018 on compensation and we regularly participate in investor outreach regarding company performance.

At the Annual Meeting, we are submitting a Say on Pay proposal for shareholders to vote on. See Proposal No. 2 for more information on the Say on Pay proposal.

Clawback Policy

The Compensation Committee is committed to adopting a formal clawback provision for adjustment or recovery of incentive awards or payments in the event the performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. The Compensation Committee intends to fully comply with Dodd-Frank regarding this issue once rulemaking has been completed with respect to these provisions. Until formal guidance is available, the Compensation Committee will seek to address any situation that may arise and determine the proper and appropriate course of action in fairness to shareholders and NEO award recipients.

Share Ownership Guidelines

Our stock ownership guidelines call for NEOs to own equity representing a multiple of their salary and to retain this equity throughout their tenure with the Company. The specific share ownership guidelines are:

•	Chief Executive Officer—three times salary
•	Other NEOs—two times salary

Our NEOs have five years from being named a NEO to comply with the stock ownership guidelines. As of the end of our fiscal year, all NEOs have exceeded their required ownership levels. Beneficially owned shares include shares held by a named executive officer, directly or indirectly, and unvested shares of restricted stock, as to which the executive officer has full voting privileges, but excludes vested and unexercised stock options. Until the stock ownership guidelines are achieved, the sale of shares of our common stock is restricted.

Equity Grant Practices

To address volatility concerns, the 30-day moving average of our stock was utilized to determine the number of RSUs to be issued under the Executive Performance Plan for 2018. The 30-day average is defined as the 30 trading days immediately preceding the last business day of the prior month. Stock option values were determined based upon Black Scholes Valuation methodology as of the last day of the preceding quarter. This value was divided into the dollar amount of options that an executive was to receive to quantify the number of options granted to an executive. The calculated number of stock options is issued with an exercise price equal to the stock price on the date of the grant. Generally, grants are issued annually in the first quarter of the year. Beginning with the 2018 Long-Term Incentive Plan, the issuance of stock options was no longer a component of the long-term incentive plan. Stock options disclosed in the Summary Compensation Table were granted according to the 2017 Executive Incentive Plan.

Employment and Non-Competition Agreements

The purpose of these agreements is to attract and retain highly qualified executive officers, recognizing that termination and change in control protections are commonly provided at comparable financial institutions with which we compete for executive talent. In addition, the Compensation Committee believes change in control protections enhance the impartiality and objectivity of the NEOs in the event of a change in control transaction and better ensure that shareholder interests are protected. Finally, these agreements include non-competition provisions that further protect us should the NEO elect to pursue other employment opportunities. Each of our NEOs has an employment agreement. The agreements provide for the following:

•

Term of Employment. The employment agreements for each of Messrs. Hill, Pollok, Windley, and Burns and Mrs. Brooks have a term of three years from the effective date of the agreement. On each anniversary date of the effective date of the agreement, the term of the agreement is automatically extended for an additional year unless at least 60 days prior to the anniversary date either party gives the other party written notice of non-renewal.

•	Reimbursement of Expenses. We will reimburse the executive all reasonable travel and other business related expenses incurred in performing duties under the agreement.
•	Vacation and Sick Leave. We will provide vacation and sick leave to the executive in accordance with policies and procedures established from time to time.
•	Employee Benefit Plans. The executive is entitled to participate in the employee benefit plans presently in effect or as these plans may be modified or added from time to time.
•

Incentive Bonus Plans. The executive is entitled to participate in the incentive bonus plans, applicable to his or her employment position, in accordance with policies and procedures established from time to time.

•

Fringe Benefits. We will reimburse the executive for the cost of attending required meetings and conventions and will cover membership dues to an approved country club. In addition, Mr. Hill, Mr. Pollok, Mr. Windley and Mr. Burns are provided the use of a company-owned automobile or car allowance.

•

Termination of Employment. See the discussion below entitled “Potential Payments upon Termination or Change in Control” for a description of the payments that may be due to each executive upon termination of employment.

•

Non-compete. The period of non-compete for the executive runs during the period of employment and for a designated period of time following termination of employment. If the executive is found to violate the covenants contained in the agreement, the non-compete period will be extended for a period equal to the amount of time the executive is found to have been in non-compliance. If Mr. Hill is terminated for cause according to his agreement, the non-compete period is abbreviated and ends 12 months after the date of termination.

See the discussion entitled “Potential Payments upon Termination or Change in Control,” which provides the amount of compensation each executive would receive under various termination events based upon the employment agreements.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Service Code limits our ability to deduct certain compensation in excess of $1,000,000 paid to our Chief Executive Officer and to certain other executives (excluding our Chief Financial Officer). Prior to 2018, this limitation generally did not apply to compensation that qualified under applicable regulations as “performance-based.” In line with this, we historically aimed to design and approve the performance-based compensation paid to our NEOs so that such compensation would satisfy the requirements for deductibility under Section 162(m). Prior to 2018, the Compensation Committee considered Section 162(m) when making compensation decisions. However, other considerations, such as providing our NEOs with competitive and adequate incentives to remain with us and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factored into the Compensation Committee’s decisions.

In December 2017, the Tax Cuts and Jobs Act was enacted. Under the Tax Cuts and Jobs Act, the qualified performance-based compensation exception to Section 162(m) that generally provided for the continued deductibility of performance-based compensation was repealed, effective for tax years commencing on or after January 1, 2018. Accordingly, commencing with our fiscal year ended December 31, 2018, compensation to our NEOs in excess of $1,000,000 will not be deductible unless it is paid pursuant to a written binding contract that was in effect on November 2, 2017, and not modified in any material respect on or after such date. Performance-

based compensation awarded to our NEOs for periods prior to November 2, 2017, such as our performance-based RSUs granted in 2017 and prior years that have not yet been settled into shares of common stock, may potentially continue to qualify for the performance-based compensation exemption under Section 162(m). The United States Treasury has not yet issued comprehensive guidance on limitations on the continued deductibility of these awards. Accordingly, the future deductibility of these grandfathered awards is uncertain cannot be guaranteed.

Governance of Compensation Programs

During 2018, a new, incentive governance process was developed for the oversight of the Bank’s incentive plans to be compliant with the Federal Reserve’s guidance on Sound Incentive Compensation Practices. This included development of new incentive compensation policies and procedures along with a more robust risk review process. The Compensation Committee has ultimate authority regarding all incentive plans. This updated process includes the addition of an Incentive Steering Committee that reviews and recommends approval of annual incentive plans or changes to incentive plans to the Compensation Committee. The Incentive Steering Committee is also responsible for the annual risk review process of incentive plans. The Incentive Steering committee is co-chaired by the Chief Risk Officer and the Director of Human Resources.

The Chief Risk Officer presented the findings of the incentive plans at the January 2019 Compensation Committee. Based on the Incentive Steering Committee findings, and the Compensation Committee’s deliberations, the Compensation Committee concluded that our compensation policy and practices do not create risks that are likely to have a material adverse effect that would cause plan participants to take unnecessary risks.

Transactions in Company Securities

In general, SEC rules prohibit uncovered short sales of shares of our common stock by our executive officers, including the NEOs. Accordingly, our insider trading policy prohibits short sales of shares of our common stock by our executive officers, including the NEOs, and discourages all employees from engaging in any hedging transactions relating to our common stock. The policy also requires all affiliates and insiders to consult with our Treasurer or Chief Executive Officer if they intend to engage in any hedging transactions involving our common stock. In 2018, no executive officer consulted with our Treasurer or Chief Executive Officer regarding hedging transactions.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our 2018 Annual Report on Form 10-K.

This report is provided by the following independent directors, who comprise the Compensation Committee:

Cynthia A. Hartley, Chair

Paula Harper Bethea

Jean E. Davis

Thomas J. Johnson

James W. Roquemore

SUMMARY COMPENSATION TABLE

The following table summarizes for the fiscal years ended December 31, 2018, 2017 and 2016, the compensation for our Chief Executive Officer, Chief Financial Officer and our three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer. Each component of compensation is discussed in further detail in the footnotes following the table.

		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Name and Principal Position as of December 31, 2018	Year	(1)		(2)	(3)	(4)	(5)	(6)	Total ($)
Robert R. Hill, Jr.	2018	$782,134	$—	$833,032	$323,936	$1,225,995	$--	$52,912	$3,218,009
Chief Executive Officer of South State Corporation	2017	761,201	—	635,455	320,471	1,255,982	36,685	45,604	3,055,398
	2016	740,825	—	637,130	253,300	1,222,366	13,583	56,578	2,923,782
John C. Pollok	2018	558,667	—	486,835	189,320	716,491	--	39,777	1,991,090
Senior Executive Vice President and Chief Financial Officer	2017	543,715	—	371,368	187,296	734,015	33,998	41,937	1,912,329
	2016	529,163	—	372,307	148,028	714,370	12,487	41,937	1,818,292
John F. Windley	2018	374,307	—	217,465	84,562	320,032	16,125	23,579	1,036,070
Chief Executive Officer of South State Bank	2017	364,289	—	165,926	83,664	327,860	34,324	19,613	995,676
	2016	354,539	—	166,297	66,124	319,085	54,123	24,215	984,383
Joseph E. Burns	2018	349,094	—	202,819	78,876	298,475	--	30,553	959,817
Senior Executive Vice President and Chief Credit Officer	2017	339,751	—	154,751	78,025	305,776	25,585	21,898	925,786
	2016	330,658	—	155,100	61,666	297,592	13,032	42,598	900,646
Renee R. Brooks	2018	349,094	—	435,642	78,876	298,475	--	30,028	1,192,115
Senior Executive Vice President and Chief Operating Officer	2017	339,751	—	154,751	77,422	305,776	8,693	22,125	908,518
	2016	328,081	—	153,915	61,190	295,273	3,019	22,086	863,564

(1)

Consists of total salary compensation, including all amounts that have been deferred at the executive’s election.  During 2018, 2017 and 2016, Mr. Hill deferred $38,333, $52,083 and $226,364, respectively, and Mr. Windley deferred $29,911, $28,963 and $24,790,  respectively, into the deferred compensation plan (see description of plan on page 43).

(2)

Beginning in 2013, we awarded performance-based RSUs to our executive officers. These grants vest based on company performance over a three-year period. We communicate threshold, target, and maximum performance RSU awards and performance targets to the executives at the beginning of a performance period. The value of the RSU grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 19, “Share‑based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2018.

(3)

Stock options disclosed were granted according to the 2017 Executive Incentive Plan; however, the use of stock options has been discontinued as a part of the standard plan. The value of the stock option awards shown above equals the grant date fair value in accordance with FASB ASC Topic 718. See discussion of assumptions used in the valuation of the stock awards in Note 19, “Share‑based Compensation” in our Annual Report on Form 10-K for the year ended December 31, 2018.

(4)	Reflects the dollar value of all amounts earned during the fiscal year pursuant the performance based non-equity incentive plans.
(5)

Includes the change in pension value to the NEOs with the exception of Mr. Windley.  In 2018, Mr. Windley’s amount includes the change in pension value in addition to the SERP accrual of $16,125. It also includes the portion of income earned during the fiscal year in the nonqualified deferred compensation plan exceeding 120% of the applicable long-term federal rate (“AFR”). During 2018, nonqualified deferred compensation plan balances experienced an unrealized gain/loss; however, there was no income exceeding 120% of the AFR.

(6)	The following table provides all other compensation:

Name	Matching Contributions to 401k Retirement Savings Plan	Life Insurance and Long-term Disability Premium	Dividends on Unvested Restricted Stock	Memberships	Imputed Taxable Value of Vehicles	Other	Total
Robert R. Hill, Jr. (a)	$13,063	$1,620	$21,038	$2,376	$1,833	$12,982	$52,912
John C. Pollok	13,063	1,620	18,154	—	6,040	900	39,777
John F. Windley (a)	13,063	1,438	—	—	976	8,102	23,579
Joseph E. Burns	13,063	1,620	2,270	—	—	13,600	30,553
Renee R. Brooks (b)	13,063	1,620	1,424	—	1,528	12,393	30,028

(a)

Other components for Mr. Hill and Mr. Windley include amounts paid of $12,082 and $7,502, respectively, to the IRS on the executive’s behalf due to a Company error in the tax withholding obligations over a four-year period under our deferred compensation plan.

(b)

Amounts in the Other column reflect the fair market value of the company-owned automobile transferred from us to Mrs. Brooks during fiscal 2018, in connection with our termination of the company-owned car program. The fair market value at the time of the title transfer was $12,393 and the net book value at the time of title transfer was $9,579.

GRANTS OF PLAN BASED AWARDS

									All Other	All Other
									Stock	Options	Exercise	Grant Date
			Estimated Possible Payouts			Estimated Possible Payouts			Awards:	Awards:	or Base	Fair Value
			Under Non-Equity Incentive			Under Equity Incentive			Number of	Number of	Price of	of Stock
			Plan Awards			Plan Awards			Shares of	Securities	Options	and
		Approval	(1)			(2)			Stock or	Underlying	Awards	Options
	Grant	of Award	Thres-			Thres-		Maxi-	Units (#)	Options (#)	($/Sh)	Awards ($)
Name	Date	Date	hold ($)	Target ($)	Maximum ($)	hold (#)	Target (#)	mum (#)	(3)	(4)	(5)	(6)
Robert R. Hill, Jr.	1/17/18	1/17/18							—	11,565	$ 91.05	$ 323,936
	3/28/18	3/28/18				4,863	9,726	14,588				833,032
	n/a	n/a	430,174	860,347	1,290,521
John C. Pollok	1/17/18	1/17/18							—	6,759	91.05	189,320
	3/28/18	3/28/18				2,842	5,684	8,526				486,835
	n/a	n/a	251,400	502,800	754,200
John F. Windley	1/17/18	1/17/18							—	3,019	91.05	84,562
	3/28/18	3/28/18				1,270	2,539	3,808				217,465
	n/a	n/a	112,292	224,584	336,876
Joseph E. Burns	1/17/18	1/17/18							—	2,816	91.05	78,876
	3/28/18	3/28/18				1,184	2,368	3,552				202,819
	n/a	n/a	104,728	209,456	314,185
Renee R. Brooks	1/17/18	1/17/18							—	2,816	91.05	78,876
	3/28/18	3/28/18				1,184	2,368	3,552				202,819
	10/18/18	10/18/18							3,028			232,823
	n/a	n/a	104,728	209,456	314,185

(1)

These amounts represent ranges of the possible performance‑based cash bonuses that could have been paid in 2019 based on 2018 results pursuant to the AIP component of the Executive Incentive Plan. The actual bonuses paid are displayed under the Non-Equity Incentive Plan Compensation column within the Summary Compensation Table. The threshold amount, as a percentage of annual salary, was 55.0% for Mr. Hill, 45.0% for Mr. Pollok, and 30.0% for all other NEOs, as this is the minimum payout that could occur under the program. The incentive target level was determined as the aggregate dollar amount derived from the executive officers’ target bonus expressed as a percent of annual salary. This target percentage was 110.0% for Mr. Hill, 90.0% for Mr. Pollok, and 60.0% for all other NEOs. The maximum incentive was 165.0% for Mr. Hill, 135.0% for Mr. Pollok, and 90.0% for all other NEOs. The 2018 Executive Incentive Plan is further described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2)

These amounts represent ranges of the possible payouts, denominated in the number of shares of common stock, under performance-based RSUs granted in 2018 with respect to the three-year performance period (2018-2020) under the 2018 LTIP. The 2018 LTIP is further explained in the “Compensation Discussion and Analysis” section of this Proxy Statement. The fair value of the performance-based RSUs, which were issued on March 28, 2018, was estimated at the target performance level and valued at $85.65 per share.

(3)	Stock awards granted to Ms. Brooks in 2018 cliff vest at 100% after four years.
(4)	Stock options were granted according to the 2017 Executive Incentive Plan. Stock options vest ratably (25% per year) over four years.
(5)	The exercise or base price of options and stock awards was established as the closing market price of our common stock on the grant date of January 17, 2018.
(6)

This amount represents the fair market value of all RSUs and option awards made during the fiscal year 2018. The fair market value for RSUs reflects the target value of performance-based RSUs granted in 2018. The fair value of options is estimated at the date of grant using the Black‑Scholes option pricing model. The fair value for the options issued on January 17, 2018 was $28.01 per share. The following assumptions were used in valuing options issued:

Assumptions
January 17, 2018
Dividend yield	1.46%
Expected life	8.5 years
Expected volatility	28%
Risk-free interest rate	2.54%

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)Exercisable (1)	Number of Securities Underlying Unexercised Options (#)Unexercisable (1)		Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2) (8)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert R. Hill, Jr.	6,249	—			32.46	1/27/2021	13,520	$810,524	25,251	$1,513,797
	5,936	—			31.75	1/26/2022
	7,534	—			41.45	1/24/2023
	7,247	—			66.32	1/22/2024
	7,829	2,610	(4)		61.42	1/21/2025
	5,056	5,057	(5)		63.54	1/20/2026
	2,259	6,777	(6)		91.35	1/25/2027
	—	11,565	(7)		91.05	1/17/2028
John C. Pollok	4,848	—			32.46	1/27/2021	11,476	$687,986	14,758	$884,742
	5,667	—			31.75	1/26/2022
	4,633	—			41.45	1/24/2023
	4,488	—			66.32	1/22/2024
	4,575	1,526	(4)		61.42	1/21/2025
	2,955	2,955	(5)		63.54	1/20/2026
	1,320	3,961	(6)		91.35	1/25/2027
	—	6,759	(7)		91.05	1/17/2028
John F. Windley	4,130	—			31.75	1/26/2022	-	$-	6,592	$395,190
	3,305	—			41.45	1/24/2023
	2,306	—			66.32	1/22/2024
	2,043	682	(4)		61.42	1/21/2025
	1,320	1,320	(5)		63.54	1/20/2026
	589	1,770	(6)		91.35	1/25/2027
	—	3,019	(7)		91.05	1/17/2028
Joseph E. Burns	1,510	—			31.10	1/21/2020	655	$39,267	6,148	$368,573
	2,274	—			35.20	2/15/2020
	2,698	—			32.46	1/27/2021
	3,740	—			31.75	1/26/2022
	3,185	—			41.45	1/24/2023
	2,134	—			66.32	1/22/2024
	1,891	631	(4)		61.42	1/21/2025
	1,231	1,231	(5)		63.54	1/20/2026
	550	1,650	(6)		91.35	1/25/2027
	—	2,816	(7)		91.05	1/17/2028
Renee R. Brooks	1,223	—			41.45	1/24/2023	-	$-	9,176	$550,101
	1,333	—			66.32	1/22/2024
	1,891	631	(4)		61.42	1/21/2025
	1,221	1,222	(5)		63.54	1/20/2026
	545	1,638	(6)		91.35	1/25/2027
	—	2,816	(7)		91.05	1/17/2028

All options listed above vest at a rate of 25% per year over the first four years of a 10-year option term.

(1)

Figures shown represent the total number of shares subject to unexercised options held by the NEOs at year-end 2018. Also displayed is the number of shares subject to options that were exercisable (vested) and unexercisable (unvested) at year-end 2018. The number of options granted and the options exercise price have been adjusted to reflect any applicable stock dividends.

(2)	The number of shares of restricted stock granted has been adjusted to reflect any applicable stock dividends.
(3)	Market value is based on a closing price of $59.95 as of December 31, 2018, the last business day of the fiscal year.
(4)	Option awards vest at a rate of 25% per year with a remaining vesting date of January 21, 2019.
(5)	Option awards vest at a rate of 25% per year with remaining vesting dates of January 20, 2019 and January 20, 2020.
(6)	Option awards vest at a rate of 25% per year with remaining vesting dates of January 25, 2019, January 25, 2020 and January 25, 2021.
(7)	Option awards vest at a rate of 25% per year with remaining vesting dates of January 17, 2019, January 17, 2020, January 17, 2021 and January 17, 2022.
(8)

The stock awards that have not vested comprise the following grants and vesting periods: the January 22, 2009 grants to Mr. Hill, Mr. Pollok and Mr. Burns vest on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old for Mr. Hill and Mr. Pollok and age 65 years old for Mr. Burns.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized On Vesting ($) (3)
Robert R. Hill, Jr.	—	—	16,237	$973,408
John C. Pollok	14,694	853,235	10,159	609,032
John F. Windley	12,593	738,943	3,788	227,091
Joseph E. Burns	2,240	138,321	4,523	271,154
Renee R. Brooks	—	—	4,901	325,504

(1)	Value realized is based on the difference between the closing price on the date of exercise and the options exercise price.
(2)

Reflects the vested shares that were received pursuant to the stock-based benefit plan by each NEO that in the case of these awards vest on December 31 of each year with final vesting at the end of the month in which Mr. Hill and Mr. Pollok reach their retirement age of 60 years old and age 65 years old for Mr. Burns. As described in further detail under “2018 Long-Term Incentive Plan—Results of 2016 Long-Term Incentive Plan Which Ended in 2018” beginning on page 32, also reflects performance-based RSUs that were granted by us in January 2016 and which have been earned by the NEOs and vested based on performance for the three-year period ended December 31, 2018.

(3)	Value realized is based on the market value of the underlying shares on the vesting date.

PENSION BENEFITS

		Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last
Name	Plan Name	(1)	(2)	Fiscal Year ($)
Robert R. Hill, Jr.	Defined Benefit Pension Plan	17	$225,657	$—
John C. Pollok	Defined Benefit Pension Plan	17	216,366	—
John F. Windley	Defined Benefit Pension Plan	11	185,580	—
	Supplemental Executive Retirement Plan	12	568,586	—
Joseph E. Burns	Defined Benefit Pension Plan	12	257,130	—
Renee R. Brooks	Defined Benefit Pension Plan	17	48,011	—

(1)

Number of years credited service for the Defined Benefit Pension Plan equals the actual years of service for each NEO. Mr. Windley entered into the SERP on July 1, 2006 and his number of years credited service began on that date.

(2)

Pension plan amounts reflect the present value of the accumulated benefit at December 31, 2018. See Note 18 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for the assumptions used for the defined benefit plan. SERP amounts represent the current aggregate liability carried on our books for each of the NEOs. If Mr. Windley terminates employment for any reason but death or involuntary termination by company for cause, Mr. Windley would receive $50,000 over the 15 years succeeding date of separation from service.  If Mr. Windley’s dies prior to separation from service, the Company will be required to pay his beneficiary a lump sum death benefit of $250,000 and plan annual payments of $50,000 for 10 years.

The Defined Benefit Pension Plan is described in Compensation Discussion and Analysis—Employee & Executive Benefits—Employee’s Pension Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As of December 31, 2018, the SERP agreement of Mr. Windley provided for a supplemental executive retirement benefit payout under one of five scenarios: normal retirement, early termination, disability, and change in control or early retirement benefit.

Normal and Early Retirement Benefit

The following table provides the normal retirement age, reduced benefit retirement age (if applicable), base benefit amount, and payout period:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	15

The exact amount of benefits would be generally determined by reference to the number of calendar years after 2002 in which we satisfied specified performance measures, namely that our net income after taxes and our total assets grew in the aggregate by an amount that would at least equal to annualized growth of 6% and 7%, respectively. If the executive had retired at normal retirement age as of December 31, 2018, he would have been entitled to 100% of his maximum annual retirement benefit based on this performance measure. Additionally, as the named executive officer has reached retirement age, the full annual benefit will be payable over the 15-year period after the date of separation from service if his employment is terminated for any reason other than death or for cause.

Benefit at Death

If the executive dies, we will be required to pay his beneficiary a lump sum death benefit of $250,000 plus annual payments as presented below:

Name	Normal Retirement Age	Early Retirement Age	Base Benefit Amount	Payout Period in Years
John F. Windley	65	n/a	$50,000	10

Noncompetition

Mr. Windley will forfeit his retirement benefits under the SERP if he competes with us during the 18 months following termination of his employment.

Our obligations under Mr. Windley’s SERP agreement are general unsecured obligations, although his SERP agreement requires us to establish a grantor (“rabbi”) trust for such benefits in the event of and following a change in control.

DEFERRED COMPENSATION PLAN

We have adopted a deferred compensation plan in which selected members of senior management, including executive officers, and/or other highly compensated employees, have the opportunity to elect to defer current compensation for retirement income or other future financial needs. Only eligible employees, as approved by the Compensation Committee, may participate in the plan. Each year participants can choose to have portions of their compensation for the upcoming year deferred by a certain whole percentage amount ranging between 5% and 100%. Deferrals are recorded in a bookkeeping account which is adjusted to reflect hypothetical investment earnings and losses of investment funds selected by the plan participant among those offered pursuant to the plan. Payments made under the plan will be made from our general assets, and will be subject to claims of its creditors. Amounts payable under the plan are payable at the future times (or over the periods) designated by plan participants upon their enrollment in the plan and their annual renewal of enrollment.

The investment options available to an executive under the deferred compensation plan are listed below along with their annual rate of return for the calendar year ended December 31, 2018, 2017 and 2016, as reported by the administrator of the deferred compensation plan. The rates assume that 100% of the participant’s contribution was deferred as of the first business day of 2018.

	Rates of Return
Name of Fund	2018	2017	2016
Vanguard Selected Value	(19.73)%	19.51%	16.34%
Metropolitan West Total Return	0.16%	3.43%	2.47%
Federated Treasury Obligations	1.64%	0.73%	0.19%
Columbia Dividend Income	(4.39)%	20.74%	13.47%
Mainstay Large Cap Growth	3.74%	32.39%	(2.28)%
T. Rowe Price Mid Cap Growth	(2.04)%	24.86%	6.30%
Diamond Hill SC	(19.36)%	10.62%	14.10%
Amer Fds EuroPacific R5	(14.95)%	31.09%	1.00%
T. Rowe Price New Horizons	4.04%	31.49%	7.79%
Templeton Global Bond	1.44%	2.62%	6.61%
PIMCO Commodity Real Return	(13.77)%	2.70%	14.54%
Vanguard REIT Index	(5.95)%	4.94%	8.50%
Vanguard Short-Term Bond	0.96%	2.13%	2.83%
Vanguard Index 500 Adm	(4.43)%	21.79%	11.93%
Principal High Yield	(4.53)%	8.14%	15.05%

The table below summarizes the account balances in the deferred compensation savings plan for each NEO who participates in the deferred compensation plan:

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert R. Hill, Jr.	$38,333	$—	$—	$—	$1,324,309
John F. Windley	29,911	—	—	—	316,635
Joseph E. Burns	—	—	—	—	16,908

(1)	Includes the total compensation to the above NEOs for which payment was deferred in 2018. These amounts also comprise part of the amounts in the Salary column of the Summary Compensation Table.
(2)	Includes total loss in 2018 on the aggregate balance in the NEO’s deferred compensation plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into certain agreements and maintains certain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment or a change in control of the Company.

The amounts of total compensation payable to each named executive officer upon voluntary termination without good reason, voluntary termination for good reason, termination us without cause, termination by us for cause, normal retirement, early retirement, termination due to disability, termination due to death, and termination associated with a change in control are shown in the tables below. The amounts assume that such termination was effective as of December 31, 2018 (the last day of the fiscal year), and thus include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives upon their termination as of such date. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

For purposes of each named executive officer’s employment agreement, the terms “good reason”, “cause”, “disability”, “change of control” and “total compensation” are defined below:

(a)

“Good Reason” means, without executive’s written consent, the occurrence of any of the following circumstances unless such circumstances are fully corrected within 30 days after executive notifies the Company in writing of the existence of such circumstances as hereinafter provided:

i.

the assignment to executive of any duties, functions or responsibilities other than those contemplated by the employment agreement or materially inconsistent with the position with the Company that executive held immediately prior to the assignment of such duties or responsibilities or any adverse alteration in the nature or status of executive’s responsibilities or the condition of executive’s employment from those contemplated in the employment agreement;

ii.

a reduction by the Company in executive’s total compensation or as it may be increased from time to time, except for across-the-board salary reductions similarly affecting all management personnel of the Company;

iii.

the relocation of our headquarters to a location more than fifty miles from our current location in Columbia, South Carolina, or our requiring executive to be based anywhere other than our offices at such location, except for required travel on Company business;

iv.

the failure by the Company to pay executive any portion of executive’s compensation within the time guidelines established pursuant to standard Company policies, or any other material breach by the Company of any other material provision of the employment agreement; or

v.	the giving of notice by the Company of non-renewal of the employment agreement.
(b)

“Cause” generally means: (i) the repeated failure of executive to perform his responsibilities and duties; (ii) the commission of an act by executive constituting dishonesty or fraud against the Company or the Bank; (iii) being charged with a felony; (iv) habitual absenteeism; (v) executive is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs, prescription drugs that have not been prescribed for the executive, or other substances that have the potential to impair the executive’s judgment or performance; (vi) the commission of an act by executive involving gross negligence or moral turpitude that brings the Company or any of its affiliates into public disrepute or disgrace or causes material harm to the customer relations, operations or business prospects of the Company or its affiliates; (vii) bringing firearms or weapons into the workplace; (viii) the executive’s failure to comply with policies, standards, and regulations of Company; (ix) the executive’s engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Employer or Bank; (x) the executive’s engagement in conduct which is unbecoming to or inconsistent with the duties and responsibilities of a member of management of the Employer; or (xi) the executive engaging in sexual or other form of illegal harassment.

(c)

“Disability” means disability suffered by executive for a continuous period of at least three months or any impairment of mind or body that is likely to result in a disability of executive for more than six months during any 12-month period.

(d)	“Change of Control” means the occurrence of one of the following:

i.

A  change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership of more than 50% of the total fair market value or total voting power of the Company or Bank other than (A) with respect to the Bank, the Company (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) employee or a group of persons including executive, and (D) an underwriter or group of underwriters owning shares of common voting stock in connection with a bona fide public offering of such shares and the sale of such shares to the public;

ii.

A change in the effective control of the Company occurs on the date that (A) a person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A-3), acquires ownership (or having acquired during the 12-month period ending on the date of his most recent acquisition) of 30% or more of the total voting power of the stock of the Company or Bank, or (B) a majority of the members of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of appointment or election, provided that the Company is a corporation for which there is no majority shareholder.

iii.

A change in the ownership of a substantial portion of our assets occurs on the date that any one person, or more than one person acting as a group (as determined in Paragraph (i)(5)(v)(B) of Treasury Regulation Section 1.409A‑3), acquires (or having acquired during the 12-month period ending on the date of his most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For purposes of this provision, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

This definition of Change in Control is intended to fully comply with the definition of a change in control event as set forth in Treasury Regulation Section 1.409A-3(i)(5).

(e)

“Total Compensation” for each named executive officer includes the employee’s base salary, the greater of the employee’s annual bonus for the fiscal year preceding the year in which the executive’s employment terminates or the average bonus for the five years preceding the year of termination, and the amount the Company contributes annually toward the employee’s health and dental insurance premiums. For Mr. Hill, total compensation also includes the value associated with the personal use of a company-owned automobile and reimbursement for country club dues and other such dues and fees as may be approved by the board.

The following table outlines certain differences between each agreement for Messrs. Hill, Pollok, Windley, Burns, and Mrs. Brooks:

Name	Change in Control Payout Multiple	Non-Compete Period (Months)
Robert R. Hill, Jr.	.99 times	24
John C. Pollok	2.5 times	24
John F. Windley	2 times	18
Joseph E. Burns	2 times	12
Renee R. Brooks	2 times	12

Mr. Hill is the only NEO entitled to receive compensation for his noncompete agreement. His noncompete agreement is set for a 24-month period starting on the termination date. He would be entitled to two years of his Total Compensation package, as defined in the Total Compensation definition (Item (e)) above, paid in two equal lump sums, the first at time of termination and the second on the first anniversary of termination. Should he violate any of the covenants listed in the noncompetition agreement, no payments that are still due will be paid and we have the right to secure an injunction for damages to recover any previous payments made under the agreement.

On January 22, 2009, we established an equity based retirement benefit represented by grants of restricted stock to Messrs. Hill, Pollok and Burns. The grants were intended to more closely align the interests of these executives with the long-term interests of the Company and its shareholders. Each restricted stock grant vests on December 31 of each year with final vesting at the end of the month in which the executive reaches his retirement age of 60 years old. Mr. Hill was granted 30,780 shares of restricted stock with final vesting on October 31, 2026. Mr. Pollok was granted 28,265 shares of restricted stock with final vesting on October 31, 2025. Mr. Burns was granted 10,555 shares of restricted stock with final vesting on August 31, 2019. The fair value per share of the stock granted was $27.57 on January 22, 2009.

We have individual SERP agreements established on or about November 1, 2006 and amended on December 31, 2008, by and between the Bank and John F. Windley and certain other executives. This benefit for Mr. Windley is included in both the Pension Benefits table and fully described in the section titled Supplemental Executive Retirement Plan.

The following tables provide the potential payments upon termination for all relevant scenarios as of December 31, 2018.

Robert R. Hill, Jr.

The following table describes the potential payments upon termination for various reasons for Robert R. Hill, Jr., our Chief Executive Officer.

Compensation and/or Benefits	Voluntary Termination by Executive Without Good Reason	Voluntary Termination by Executive for Good Reason (not CIC related)	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Payable upon Termination	(1)	(2)	(2)	(3)	(4)	(5)	(6)
Robert R. Hill, Jr.
Compensation
Cash Severance	$—	$2,049,568	$2,049,568	$—	$2,049,568	$2,049,568	$2,029,072
Noncompete Payments	4,099,135	4,099,135	4,099,135	—	—	—	4,099,135
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	—	1,188,169	1,718,886	1,718,886
Benefits & Perquisites
Equity Based Retirement Benefit (7)	—	—	—	—	810,524	810,524	810,524
Medical & Dental Insurance	—	9,076	9,076	—	9,076	—	—
Company Car and Club Dues	—	2,376	2,376	—	—	—	—
Tax Gross Up (8)	—	—	—	—	—	—	—
Total Benefit	$4,099,135	$6,160,155	$6,160,155	$—	$4,057,337	$4,578,978	$8,657,617

(1)

The executive is entitled to Base Salary through the date of termination and payment of Total Compensation for noncompetition for two years. Total compensation consists of base salary, the greater of the average prior five year bonuses or the last year prior bonus, annual medical and dental benefits, and club memberships, auto allowance, and the expense of attending conferences/meetings in the past 12 months.

(2)

We shall continue to pay to the executive his Total Compensation for a period of 12 months in accordance with our customary payroll practices. In addition, we shall continue to provide medical, dental, and other benefits for a 12-month period on the same basis as in effect at the time of termination as well as payment for noncompetition.

(3)	We shall have no further obligation to the executive. The noncompetition agreement will be in force for a period of 12 months with no payments due to the executive.
(4)

We will pay to the executive an amount equal to 12 months’ Total Compensation in a lump sum, and will continue medical and dental benefits for a 12-month period on the same basis as in effect on the date of Disability.  Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of performance-based RSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.

(5)

We will pay to the beneficiary of the executive an amount equal to 12 months’ Total Compensation in a lump sum. Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(6)

Following termination, we (or our successors) shall pay in one lump sum to the executive, or his beneficiary in the event of his subsequent death, an amount equal to 0.99 times executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. In addition, the executive will also be paid under his noncompetition agreement.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2018 and the exercise price for options in-the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and RSUs is based on the market price of $59.95 as of December 31, 2018.

(7)Mr. Hill’s SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Hill and more closely align his interests with the long-term profitability of the Company and its shareholders.

(8)Per Mr. Hill’s Employment Agreement dated December 31, 2008, in the event of a Change in Control, Mr. Hill is entitled to receive an additional payment (a “Gross-Up Payment”) in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Internal Revenue Code. We believe that the structure and timing of Mr. Hill’s payments upon a change in control as of December 31, 2018 would not have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

John C. Pollok

The following table describes the potential payments upon termination for various reasons for John C. Pollok, our Chief Financial Officer.

Compensation and/or Benefits Payable	Voluntary Termination by Executive Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5)
John C. Pollok
Compensation
Cash Severance	$—	$279,334	$—	$—	$—	$3,252,894
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	695,341	1,004,522	1,004,522
Benefits & Perquisites
Equity Based Retirement Benefit (7)	—	—	—	687,926	687,926	687,926
Medical & Dental Insurance	—	4,238	—	—	—	—
Tax Gross Up (6)	—	—	—	—	—	—
Total Benefit	$—	$283,572	$—	$1,383,267	$1,692,448	$4,945,342

(1)	We shall have no further obligation to the executive. A noncompetition agreement will be in force for a period of 24 months with no payment due to the executive.
(2)

We shall pay to the executive his Base Salary for six months following his termination through customary payroll practices. We shall also contribute to Executive’s COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of six months.

(3)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of performance-based RSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.

(4)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)

We (or our successors) shall pay the executive, or his beneficiary in the event of his subsequent death, an amount equal to two and one-half times executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2018 and the exercise price for options in‑the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and RSUs is based on the market price of $59.95 as of December 31, 2018.

(6)

Per Mr. Pollok’s Employment Agreement dated December 31, 2008, in the event of a Change in Control, Mr. Pollok is entitled to receive an additional payment (a “Gross-Up Payment”) in an amount equal to the federal, state and local income and excise tax imposed by Section 4999 of the Internal Revenue Code. We believe that the structure and timing of Mr. Pollok’s payments upon a change in control as of December 31, 2018 would have caused the payments or distributions to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code. The amount included here is the payment which he would receive from the Company on an after-tax basis equal to the federal, state and local income and excise tax imposed.

(7)

Mr. Pollok’s SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Pollok and more closely align his interests with the long-term profitability of the Company and its shareholders.

John F. Windley

The following table describes the potential payments upon termination for various reasons for John F. Windley, the Chief Executive Officer of the Bank.

Compensation and/or Benefits Payable	Voluntary Termination by Executive Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
John F. Windley
Compensation
Cash Severance	$—	$187,153	$—	$—	$—	$1,420,209
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	310,161	448,726	448,726
Benefits & Perquisites
Medical & Dental Insurance	—	3,969	—	—	—	—
Total Benefit	$—	$191,122	$—	$310,161	$448,726	$1,868,935

(1)

We shall have no further obligation to the executive, other than the vested portion of the Supplemental Non-Qualified Pension in the case of voluntary termination by the employee without Good Reason. A noncompetition agreement will be in force for a period of eighteen months with no payment due to the executive.

(2)

We shall pay to the executive his Base Salary for six months following his termination through customary payroll practices. We shall also contribute to Executive’s COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of six months.

(3)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest pro-rata, the numerator of which shall be the number of whole months during the performance period that the Participant was employed by the Company, and the denominator of which shall be the total number of months in the performance period.

(4)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of performance-based RSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.

(5)

We (or our successors) shall pay the executive, or his beneficiary in the event of his subsequent death, an amount equal to two times executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2018 and the exercise price for options in‑the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and RSUs is based on the market price of $59.95 as of December 31, 2018.

(6)

The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the Executive not to exceed 2.99 times the base amount as defined per Section 280G of the Internal Revenue Code. As of December 31, 2018, no such reduction in benefit would have been necessary for Mr. Windley.

Joseph E. Burns

The following table describes the potential payments upon termination for various reasons for Joseph E. Burns, our Chief Credit Officer until December 31, 2018.

Compensation and/or Benefits Payable	Voluntary Termination by Executive Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
Joseph E. Burns
Compensation
Cash Severance	$—	$174,547	$—	$—	$—	$1,324,415
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	288,999	418,211	418,211
Benefits & Perquisites
Supplemental Non-Qualified Pension (7)	—	—	—	39,267	39,267	39,267
Medical & Dental Insurance	—	3,669	—	—	—	—
Total Benefit	$—	$178,216	$—	$328,266	$457,478	$1,781,893

(1)	We shall have no further obligation to the executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the executive.
(2)

We shall pay to the executive his Base Salary for six months following his termination through customary payroll practices. We shall also contribute to executive’s COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if he were an active employee for a period of six months.

(3)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of Performance-based RSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.

(4)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)

We (or our successors) shall pay the executive, or his beneficiary in the event of his subsequent death, an amount equal to two times executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2018 and the exercise price for options in‑the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and RSUs is based on the market price of $59.95 as of December 31, 2018.

(6)

The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Section 280G of the Internal Revenue Code. As of December 31, 2018, no such reduction in benefit would have been necessary for Mr. Burns.

(7)

Mr. Burns’ SERP was replaced in January 2009 with a grant of restricted stock which is intended to provide similar economic benefit to Mr. Burns and more closely align his interests with the long-term profitability of the Company and its shareholders.

Renee R. Brooks

The following table describes the potential payments upon termination for various reasons for Renee R. Brooks, our Chief Operating Officer.

Compensation and/or Benefits Payable	Voluntary Termination by Executive Without Good Reason	Involuntary Termination by Company w/out Cause	Involuntary Termination by Company For Cause	Termination in the Event of Disability	Termination in the Event of Death	Qualifying Termination Following a Change in Control
Upon Termination	(1)	(2)	(1)	(3)	(4)	(5) (6)
Renee R. Brooks
Compensation
Cash Severance	$—	$349,094	$—	$—	$—	$1,501,748
Intrinsic Value of Unvested Restricted Stock/Units	—	—	—	420,289	594,884	594,884
Benefits & Perquisites
Medical & Dental Insurance	—	13,712	—	—	—	—
Total Benefit	$—	$362,806	$—	$420,289	$594,884	$2,096,632

(1)	We shall have no further obligation to the executive. A noncompetition agreement will be in force for a period of 12 months with no payment due to the executive.
(2)

We shall pay to the executive her Base Salary for 12 months following her termination through customary payroll practices. We shall also contribute to executive’s COBRA premium by paying the same monthly amount for health and dental insurance coverage as it would if she were an active employee for a period of 12 months.

(3)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Vesting of Performance-based RSUs is not accelerated upon termination in the event of disability. Rather, awards vest as scheduled after the performance period on a pro-rata basis, based on the percentage of the performance period for which the participant was employed.

(4)

Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended.

(5)

We (or our successors) shall pay the executive, or her beneficiary in the event of his subsequent death, an amount equal to two times Executive’s Total Compensation (Change in Control Payment) in effect at the date of termination of employment. Two equal payments shall be made, each consisting of one-half the total Change in Control Payment with the first payment to be made immediately upon cessation of employment and the second to be made exactly one year later.

Upon a Change in Control, with or without termination, Option Awards and Restricted Stock Awards will be fully accelerated based on 100% of remaining non-vested shares. Performance-based RSUs will vest at 100% of the Target level performance (included in the value above) or, if greater, based on actual performance through the end of the most recent quarter ended. The value of Option Awards is based on the difference between the current market price as of December 31, 2018 and the exercise price for options in‑the-money (i.e., options with an exercise price below the current market price). The value of Restricted Stock Awards and RSUs is based on the market price of $59.95 as of December 31, 2018.

(6)

The benefit shall be reduced to the extent necessary to cause the aggregate present value of all payments in the nature of compensation to the executive not to exceed 2.99 times the base amount as defined per Section 280G of the Internal Revenue Code. As of December 31, 2018, no such reduction in benefit would have been necessary for Mrs. Brooks.

Chief Executive Officer Pay Ratio

As required by Item 402(u) of Regulation S-K, as of December 31, 2018, the pay ratio for total compensation of our Chief Executive Officer to the median of the annual total compensation of all employees was 66 to 1. For the period ending December 31, 2018, the median of the annual total compensation of all of our employees, with the exception of Robert R. Hill, Jr., our Chief Executive Officer, was $48,823, and the annual total compensation of Mr. Hill was $3,218,009.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and Chief Executive Officer:

1.

As of December 31, 2018, our employee population consisted of approximately 2,672 individuals, including any full-time, part-time, temporary, or seasonal employees employed on that date, as well as employees who joined the organization through the acquisition of Park Sterling Corporation. This date was selected because it aligned with a payroll cycle and allowed us to identify employees in a reasonably efficient manner.

2.

To find the median of the annual total compensation of all our employees (other than our Chief Executive Officer), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2018. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2018, but did not work for us for the entire year. No full-time equivalent adjustments were made for part-time employees.

3.	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
4.

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $48,823.

Total compensation for Mr. Hill represents the amount reported in the “Total” column of our 2018 Summary Compensation Table and includes salary, restricted stock grants, option awards, non-equity incentive compensation, nonqualified deferred compensation and other compensation.

DIRECTOR COMPENSATION

We use a combination of cash and stock‑based compensation to attract and retain qualified persons to serve on the Board of Directors. Directors are subject to a minimum share ownership requirement. Each director is required to directly own $125,000 of our common stock by the end of the third anniversary of the first election to the Board of Directors, and $250,000 of our common stock by the end of the sixth anniversary of the first election to the Board of Directors. Director compensation is recommended by the Compensation Committee after discussion with the independent compensation consultant and is approved by the Board of Directors, and is intended to provide an appropriate level of compensation to attract and retain qualified directors and is competitive with that of comparable financial institutions.

For the fiscal year ended December 31, 2018, our non-employee directors were paid an annual cash retainer fee to each director and committee chair of $50,000 and $60,000, respectively. Directors who are also officers of the Company or the Bank do not receive fees or any other separate cash compensation for serving as a director.

In May 2018, we awarded to each non-employee director serving at the time 565 shares of restricted common stock except for 678 shares awarded to each of Jimmy E. Addison, Martin B. Davis, Cynthia A. Hartley, and Kevin P. Walker, who serve as the chair of the Governance, Risk, Compensation, and Audit Committee, respectively. These awards were granted following our 2018 annual meeting of shareholders and vest 25% per quarter over a period of one year from the date of grant. We intend to grant restricted common stock awards annually to our non-employee directors in similar amounts and terms following the Annual Meeting, under the authorization of the 2019 stock incentive plan.

Robert R. Horger, who serves as our chairman of the Board, currently receives $133,901 annually for serving in that capacity. In addition, in January 2018, we granted to Mr. Horger 769 shares of restricted common stock valued at $87.15 per share at the date of grant. The restricted stock cliff vests 100% at the end of four years.

The following table sets forth the fees and all other forms of compensation paid to Chairman Horger and our directors in 2018. Each component of compensation is discussed in further detail in the footnotes following the table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Robert R. Horger (6)	$133,901	$67,018	$—	$—	$—	$9,514	$210,433
Jimmy E. Addison	60,000	59,156	—	—	—	571	119,727
Paula Harper Bethea	50,000	49,296	—	—	—	478	99,774
James C. Cherry (7)	—	—	—	—	—	333,334	333,334
Jean E. Davis	50,000	85,196	—	—	—	650	135,846
Martin B. Davis	60,000	59,156	—	—	—	571	119,727
Robert H. Demere Jr.	50,000	49,296	—	—	—	478	99,775
Cynthia A. Hartley	60,000	59,156	—	—	—	571	119,727
Thomas J. Johnson	50,000	49,296	—	—	—	478	99,775
Grey B. Murray	50,000	49,296	—	—	—	478	99,775
James W. Roquemore	50,000	49,296	—	—	—	478	99,775
Thomas E. Suggs	50,000	49,296	—	—	—	478	99,775
Kevin P. Walker	60,000	59,156	—	—	—	571	119,727

(1)

Includes total compensation earned through salary (Chairman Horger only), Board fees, retainers and committee fees, whether paid or deferred. Refer to the “Board of Directors and Committees” section of this Proxy Statement for more information regarding committee membership and fees.

(2)

From time to time, we award shares of restricted stock to our directors. All shares of restricted common stock awarded to the non-employee directors during 2018 vest at 25% per calendar quarter over a period of four quarters. Each director generally has the right to vote restricted common shares and to receive dividends paid on the shares prior to vesting. The market value of the shares is determined by the closing market price of our common stock on the date of the grant ($87.15 on the date of grant for Chairman Horger, $89.75 on the date of grant for Mr. Davis, and $87.25 on the date of grant for all of the other directors). The value of restricted stock grants shown above equals the grant date fair value in accordance with FASB ASC Topic 718.

(3)

These totals reflect the dollar amount of the grant date fair value of the option award, in accordance with FASB ASC Topic 718. The valuation assumptions for the Black‑Scholes model used to value these option awards is found on page 40. The Board of Directors’ total aggregate amount of stock options outstanding at December 31, 2018 was 17,993.

(4)	During 2018, nonqualified deferred compensation plan balances experienced an unrealized gain/loss; however, there was no income exceeding 120% of the AFR.
(5)

Includes a $1.38 dividend ($0.33 for first quarter, $0.34 for second quarter, $0.35 for third quarter, and $0.36 for fourth quarter) on all unvested restricted common stock grants outstanding at the time of the dividend. For Chairman Horger the amount includes an employer matching contribution to an employee savings plan and also life insurance premiums.

(6)	In October 2018, the Compensation Committee recommended that the Board of Directors increase the base compensation of Chairman Horger by 2.75% effective January 1, 2019.
(7)

Mr. Cherry entered into a consulting agreement in connection with the acquisition of Park Sterling Financial Corporation on November 30, 2017. The agreement is for a 24-month period. The amount paid under this agreement for 2018 was $333,334.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has loan and deposit relationships with some of the directors of the Company and the Bank and loan, deposit, and fee-for-service relationships with some of the companies with which the directors are associated, as well as with some members of the immediate families of the directors. (The term “members of the immediate families” for purposes of this paragraph includes each person’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, and brothers and sisters-in-law.) Such loan, deposit, or fee relationships were made in the ordinary course of business, were made on substantially the same terms, including interest rates, collateral and fee pricing as those prevailing at the time for comparable transactions with other persons not related to the lender, and did not, at the time they were made, involve more than the normal risk of collectability or present other unfavorable features.

Robert R. Horger, our Chairman of the Board, is a partner in the law firm of Horger, Barnwell & Reid, L.L.P., which we engaged, among other law firms, as counsel during 2018 and may engage during the current fiscal year. In 2018, we and Mr. Horger were involved in non-material related party transactions in that we made payments totaling approximately $44,769 to Horger, Barnwell & Reid, L.L.P. This amount did not exceed either $200,000 or 5% of the law firm’s gross revenue.

Thomas E. Suggs, a director, has served as President and Chief Executive Officer of HUB Carolinas, a region of HUB International, an insurance brokerage and consulting firm that we have used since 2011 and will continue to use during the current fiscal year as an insurance broker for certain policies. Mr. Suggs was previously the President and Chief Executive Officer, and a majority owner, of Keenan & Suggs, Inc., an insurance broker and consulting firm that we also used for certain policies, before it was acquired by HUB International, the seventh largest brokerage in the world, in August 2016. In 2018, we made insurance premium payments directly to either HUB International, as our insurance placement agent, or insurance carriers.  Commissions earned on these policies were well below 5% of HUB International’s total gross revenue for 2018, which is a key measure under The NASDAQ Stock Market’s independence requirements.

We have adopted a Code of Ethics policy that contains written procedures for reviewing transactions between us and our directors and executive officers, their immediate family members, and entities with which they have a position or relationship. These procedures are intended to determine whether any such related person transaction impairs the independence of a director or presents a conflict of interest on the part of a director or executive officer. This policy also requires the Bank to comply with Regulation O, which contains restrictions on extensions of credit to executive officers, directors, certain principal shareholders, and their related interests. Such extensions of credit (i) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and (ii) must not involve more than the normal risk of repayment or present other unfavorable features. The Code of Ethics policy is located on our website at https://www.southstatebank.com/ under Investor Relations.

We annually require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related person transactions. Our Governance Committee, which consists entirely of independent directors, annually reviews all relationships and amounts disclosed in the directors’ and officers’ questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence under The NASDAQ Stock Market listing standards and applicable SEC rules.

In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

In addition to the annual review, we have appointed a corporate ethics officer to implement and monitor compliance with the Code of Ethics policy. The corporate ethics officer reports to our general auditor who passes this information to the board’s Audit Committee and Chief Executive Officer quarterly and also advises our executive committee and management with respect to potential conflicts of interest. The related party transactions described above were approved by the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

As required by Section 16(a) of the Exchange Act, our directors and executive officers are required to report periodically their ownership of our stock and any changes in ownership to the SEC. Based on written representations made by these affiliates to the Company and a review of the Forms 3, 4 and 5, it appears that all such reports for these persons were filed timely in 2018.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Dixon Hughes Goodman LLP, certified public accountants, as the independent registered public accounting firm for the Company and the Bank for the current fiscal year ending December 31, 2019, subject to ratification by our shareholders. Dixon Hughes Goodman LLP has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company and its subsidiary except as independent registered auditors and certified public accountants of the Company. Representatives of Dixon Hughes Goodman LLP are expected to be at the Annual Meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process, including internal controls, on behalf of the Board of Directors. The Audit Committee is composed of four directors, each of whom is independent under SEC Rule 10A-3 and under The NASDAQ Stock Market listing standards applicable to directors who serve on the Audit Committee. The Audit Committee operates under an Audit Committee charter that complies with the requirements regarding Audit Committees established by the Sarbanes‑Oxley Act of 2002 and the rules and regulations of the SEC and The NASDAQ Stock Market.

Management has the primary responsibility for our financial statements, internal controls, and financial reporting. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles and the conformity of the Company with maintaining internal controls over financial reporting as specified by the Sarbanes‑Oxley Act of 2002.

In the context of its responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2018 audited financial statements. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accounting firm’s provision of non-audit services, as set forth in the section entitled Audit and Other Fees below, is compatible with the auditor’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on SEC Form 10-K for the year ended December 31, 2018 for filing with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

Kevin P. Walker, Chairman	Martin B. Davis	Robert H. Demere Jr.
Grey B. Murray

AUDIT AND OTHER FEES

The Audit Committee selected Dixon Hughes Goodman LLP as our Independent Registered Public Accounting Firm for the year ended December 31, 2018. Fees for professional services provided for the respective fiscal years ended December 31 are set forth below:

	2018	2017
Audit fees(1)	$915,150	$957,530
Audit related fees(2)	56,344	62,220
Tax fees(3)	79,050	—
All other fees(4)	—	—
Total Audit Fees	$1,050,544	$1,019,750

(1)

All fees related to the financial statement audit, required quarterly reviews of interim financial information, audit of internal controls over financial reporting, and attesting to internal control over financial reporting in accordance with the Federal Deposit Insurance Corporation Improvement Act of 1991.

(2)

Audit‑related fees are for services rendered in connection with audits of our employee benefit plans, the audit of our broker dealer subsidiary, and reports on compliance with mortgage servicing related standards.

(3)

Tax fees are for services rendered primarily in connection with the preparation of federal and state income and bank tax returns, calculation of quarterly estimated income tax payment amounts and research associated with various tax-related issues that affect the Company.

(4)	All other fees are for any other products and services provided.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. Under the policy, and in accordance with the Sarbanes‑Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. However, any member to whom such authority is delegated is required to report on any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee pre-approved all services provided by Dixon Hughes Goodman LLP during 2018. None of the services were performed by individuals who were not employees of the independent registered public accounting firm.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

We will mail to shareholders who request them, these proxy materials and/or a copy of its Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC. Further inquiries regarding the Annual Report on Form 10-K should be directed to: South State Corporation, P.O. Box 1030, Columbia, South Carolina 29202, Attention: John C. Pollok, Chief Financial Officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No current or former officer, and no other member of the Compensation Committee, has directly or indirectly entered into any transactions with us of a nature that would be required to be disclosed in this Proxy Statement.

OTHER BUSINESS

We do not know of any other business to be presented at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Appendix A

SOUTH STATE CORPORATION

2019 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

This Plan has been established to attract, retain and motivate directors, officers, employees and consultants of the Company and its Subsidiaries who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company and its Subsidiaries by enabling such individuals to participate in the future success and growth of the Company and to associate their interests with those of the Company and its shareholders.

ARTICLE II

DEFINITIONS

2.1       “Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award issued to such Participant.

2.2       “Applicable Exchange” means the Nasdaq Global Select Market or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

2.3       “Award” means, individually or collectively, any Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Cash Award or Other Stock-Based Award granted pursuant to the terms of this Plan.

2.4       “Board” means the board of directors of the Company.

2.5       “Cash Award” has the meaning set forth in Article X of this Plan.

2.6       “Cause” means, unless otherwise provided in an Agreement, (x) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (y) if there is no such Individual Agreement or if it does not define Cause:

(a)        the Participant’s failure to perform his or her responsibilities and duties or failure to comply with policies, standards and/or regulations of the Company or its Subsidiaries;

(b)        the commission of an act by the Participant constituting dishonesty or fraud in connection with the Participant’s employment with the Company or its Subsidiaries;

(c)        the Participant’s being arrested, indicted, or charged with a misdemeanor or felony;

(d)        the Participant’s habitual absenteeism;

(e)        the Participant is determined to have been on the job while under the influence of alcohol, unauthorized or illegal drugs (under federal or state law), prescription drugs that have not been prescribed for the Participant, or other substances that have the potential to impair the Participant’s judgment or performance;

(f)        the commission of an act by the Participant involving gross negligence or moral turpitude that brings or could bring the Company or its Subsidiaries into public disrepute or disgrace or causes material harm to any customer relations, operations or business prospects of the Company or its Subsidiaries;

(g)        bringing firearms or weapons into the workplace;

(h)        the Participant’s engagement in conduct which is in material contravention of any federal, state or local law or ordinance other than a minor offense which does not reflect or impact upon the Company or its Subsidiaries;

(i)        the Participant’s engagement in conduct which is unbecoming to or inconsistent with the Participant’s duties and responsibilities;

(j)        the Participant engaging in sexual or any other form of illegal harassment or discrimination; or

(k)        the Participant’s breach or threatened breach of any of restrictive covenants set forth in a plan, agreement or arrangement of the Company or its Subsidiaries that is applicable to the Participant.

Notwithstanding the general rule of Section 3.3, following a Change of Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

2.7       “Change of Control” means the occurrence of the following:

(a)        any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Section 13(d) of the Exchange Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) of such person, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities;

(b)        the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination:  (i) all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own, directly or indirectly, at least fifty (50%) of the combined voting power of the voting securities of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Company’s outstanding voting securities; (ii) “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, more than thirty percent (30%) of the combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(c)        during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

(d)        the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

2.8       “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

2.9       “Committee” means the compensation committee of the Board or such other committee of the Board as it may designate.

2.10    “Common Stock” means the common stock, $2.50 par value per share, of the Company.

2.11    “Company” means South State Corporation.

2.12    “Date of Grant” means (a) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (b) such later date as the Committee shall provide in such resolution.

2.13    “Director Programs” has the meaning set forth in Article V of this Plan.

2.14    “Disaffiliation” means a Subsidiary’s ceasing to be a Subsidiary for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary) or a sale of a division of the Company.

2.15    “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17    “Exercise Price” means the price per share for Common Stock that may be purchased upon the exercise of an Option or the price at which a SAR may be exercised; provided, however, that the Exercise Price per share may not be less than the Fair Market Value of the Common Stock that may be purchased on the Date of Grant.

2.18    “Fair Market Value” means, except as otherwise determined by the Committee, the closing sales price of a Share on the Applicable Exchange on the measurement date, or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select.  If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code

2.19    “Full-Value Award” means any Award other than an Option or SAR.

2.20    “Good Reason” means, unless otherwise provided in an Agreement, (x) “Good Reason” as defined in any Individual Agreement to which the Participant is a party, or (y) if there is no such Individual Agreement or if it does not define Good Reason:  without the Participant’s express written consent the occurrence of any of the following circumstances unless such circumstances are fully corrected within thirty (30) days after the Participant notifies the Company in writing of the existence of such circumstances as hereinafter provided:

(a)        A material diminution in the Participant’s authority, duties, or responsibilities immediately prior to such diminution;

(b)        A material diminution in the budget (if any) over which the Participant retains authority;

(c)        A material diminution in the Participant’s base salary as in effect immediately prior to the Change of Control or as it may be increased from time to time, except for across-the-board salary reductions for similarly situated management personnel of the Company and its Subsidiaries;

(d)        The Company’s requiring the Participant to be based anywhere other than more within fifty (50) miles of his last assigned area of responsibility, except for required travel on Company business; or

(e)        Any action or inaction that constitutes a material breach by the Company or its Subsidiaries of an agreement between the Participant and the Company or its Subsidiaries.

The Participant shall notify the Company in writing that the Participant believes that one or more of the circumstances described above exists, and of the Participant’s intention to effect a Termination of Service for Good Reason as a result thereof, within ninety (90) days of the time that the Participant gains knowledge of such circumstances. The Participant shall not effect such Termination of Service until thirty (30) days after the Participant delivers the notice described in the preceding sentence, and the Participant may do so only if the circumstances described in such notice have not been corrected in all material respects by the Company and its Subsidiaries.

2.21    “Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.

2.22    “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or its Subsidiaries.  If a Participant is party to both an employment agreement and a change of control agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change of Control, and, the change of control agreement shall be the relevant “Individual Agreement” after a Change of Control.

2.23    “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.

2.24    “Option” means an instrument that entitles the holder to purchase from the Company a stated number of Shares at a designated Exercise Price.

2.25    “Other Stock-Based Award” means Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including unrestricted stock, dividend equivalents, and convertible debentures.

2.26    “Participant” means an Eligible Individual who has received an Award.

2.27    “Performance Goals” means the performance goals established by the Committee in connection with the grant of Awards.  Such goals may be based on the attainment of specified levels of one or more of the following measures (or such other measures as may be determined by the Committee):  stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), prescribed rating, earnings per share, operating earnings per share, return on equity, return on assets or operating assets, percentage of non-performing assets, asset quality, level of classified assets, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

2.28    “Plan” means the South State Corporation Omnibus Incentive Plan.

2.29    “Restricted Stock” means an Award granted pursuant to Article VII of this Plan.

2.30    “Restricted Stock Unit” has the meaning set forth in Article VIII of this Plan.

2.31    “Rule 16b-3” means Rule 16b-3, as promulgated by the Securities and Exchange Commission under Section 16(b) of the Exchange Act, or any successor rule or regulation.

2.32    “SAR” means a stock appreciation right that entitles the Participant to receive, in cash, Common Stock or a combination thereof, value equal to (or otherwise based on) the difference between (i) the Fair Market Value of a specified number of Shares at the time of exercise, and (ii) the Exercise Price for such shares as established by the Committee.

2.33    “Share” means a share of Common Stock.

2.34    “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a fifty (50%) voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

2.35    “Term” has the meaning set forth in Section 6.5 of this Plan.

2.36    “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries.  Unless otherwise determined by the Committee, (a) if a Participant’s employment with the Company and its Subsidiaries terminates but such Participant continues to provide services to the Company and its Subsidiaries in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (b) a Participant employed by, or performing services for, a Subsidiary or a division of the Company and its Subsidiaries shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary or division ceases to be a

Subsidiary or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries shall not be considered Terminations of Service.  Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).

ARTICLE III

ADMINISTRATION

3.1       Committee.  This Plan shall be administered by the Committee, which shall be composed of not fewer than two directors, and shall be appointed by and serve at the pleasure of the Board.  Subject to the terms and conditions of this Plan, the Committee shall have absolute authority to grant Awards to Eligible Individuals pursuant to the terms of this Plan.  Among other things, the Committee shall have the authority, subject to the terms of this Plan, to take the following actions:

(a)        select the Eligible Individuals who shall receive Awards;

(b)        determine the number of Shares to be covered by each Award or the amount of cash or other property subject to an Award not denominated in Shares;

(c)        approve the form of any Agreement and determine the terms and conditions of any Award made hereunder, including the Exercise Price, any vesting conditions, restrictions or limitations and any vesting acceleration, based on such factors as the Committee shall determine;

(d)        modify, amend or adjust the terms and conditions (including any Performance Goals) of any Award;

(e)        determine to what extent and under what circumstances Shares, cash or other property payable with respect to an Award shall be deferred;

(f)        determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(g)        adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;

(h)        establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

(i)        interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Agreement relating thereto);

(j)        decide all other matters that must be determined in connection with an Award; and

(k)        otherwise administer this Plan.

3.2       Procedures.

(a)        The Committee may act only by a majority of its members then in office, except that the Committee may, to the extent not prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

(b)        Any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

3.3       Discretion of the Committee.  Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the Award or, unless in contravention of any express term of this Plan, at any time thereafter.  All decisions made by the Committee pursuant to the provisions of this Plan shall be binding and conclusive on all persons, including the Company, the Participants and Eligible Individuals.  Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan, including conditions for grant or vesting and the adjustment of Awards pursuant to Article XI, need not be the same for each Participant.

3.4       Section 16(b).  The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and not exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”).  Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

ARTICLE IV

GENERAL TERMS OF AWARDS

4.1       Eligibility.  Any Eligible Individual may receive one or more Awards as determined by the Committee.

4.2       Awards.  Each Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.  The Committee shall specify the number of Shares subject to each Award and the Exercise Price (if applicable).  All Awards granted under this Plan shall be evidenced by Agreements, which shall be subject to applicable provisions of this Plan and to such other provisions as the Committee may adopt.  The effectiveness of an Award shall be subject to the Agreement’s being signed by the Company and the Participant receiving the Award unless otherwise provided in the Agreement.  Agreements may be amended only in accordance with Section 12.3.

4.3       Nontransferability.  In addition to any other restrictions set forth in this Plan or imposed by the Committee, all Awards shall be nontransferable except by will or by the laws of descent and distribution.  At the discretion of the Committee, an Award may be forfeited immediately upon such instrument becoming subject to any obligation or liability of the Participant or any lien, charge or encumbrance.

4.4       Compliance with Law and Approval of Regulatory Bodies.  No Award shall be exercisable, no Common Stock shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable Federal and state laws and regulations (including withholding tax requirements) and the rules of any Applicable Exchange.  The Company may rely on an opinion of its counsel as to such compliance.  Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Committee may deem advisable to assure compliance with Federal and state laws and regulations.  No Award shall be exercisable (to the extent applicable), no Common Stock shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE V

SHARES SUBJECT TO PLAN; OTHER LIMITS

5.1       Plan Maximums.  The total number of Shares available for delivery pursuant to Awards granted under this Plan is 1,000,000 Shares.  Delivery of Shares pursuant to an Award shall reduce the number of Shares available for delivery pursuant to Awards under this Plan by one Share for each such Share delivered.  The maximum number of Shares that may be granted pursuant to Options intended to be Incentive Stock Options shall be 1,000,000 Shares.  Such maximum numbers of Shares is subject to adjustment as provided in Article XI.  From and following the Effective Date, no new awards may be granted under the Company’s prior equity compensation plans, it being understood that (a) awards outstanding under any such plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms, and (b) to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan; provided,  however, that dividend equivalents may continue to be issued under the Company’s existing equity compensation plans in respect of awards granted under such plans that are outstanding as of the Effective Date.

5.2       Director Limit.  Notwithstanding any provisions to the contrary in this Plan, in any other incentive compensation plan of the Company or any of its Subsidiaries, or any other compensatory policy or program of the Company applicable to its non-employee directors (collectively, the “Director Programs”), the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards granted under the Director Programs to any individual, non-employee director for any single calendar year beginning on or after January 1, 2019 shall not exceed $200,000; provided,  however, that the limitation described in this sentence shall be determined without regard to grants of awards under the Director Programs paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director).

5.3       Rules for Calculating Shares Delivered.  To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or if any Award is settled for cash, the Shares subject to such Award not delivered as a result thereof shall again be available for issuance in connection with other Awards under this Plan.  If the Exercise Price of any Option or SAR and/or if the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through attestation) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 5.1.  Shares purchased on the open market with the proceeds of the exercise price of an Option or SAR shall not be available for issuance in connection with other Awards under this Plan.

5.4       Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Shares of Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall be permissible only if sufficient Shares are available under this Article V for such reinvestment or payment (taking into account then-outstanding Awards).  If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of cash-settled Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment.

ARTICLE VI

OPTIONS AND STOCK APPRECIATION RIGHTS

6.1       Grants.  The Committee shall specify the number of Shares covered by the Options or SARs and the Exercise Price thereof in the applicable Agreement.  An Option may be granted with or without a related SAR.  A SAR may be granted with or without a related Option.

6.2       Incentive Stock Options and Non-Qualified Stock Options.  The Committee shall designate at the time an Option is granted, and the applicable Agreement shall indicate, whether the Option is intended to be treated as an Incentive Stock Option or a Non-Qualified Stock Option.  No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option under Section 422 of the Code, and any such Option that fails to qualify as an Incentive Stock Option shall be treated as a Non-Qualified Stock Option.  For purposes of determining the applicability of Section 422 of the Code, or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after Termination of Service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.3       Additional Rules for Incentive Stock Options.  Notwithstanding anything contained herein to the contrary, no Option that is intended to qualify as an Incentive Stock Option may be granted to an Eligible Individual who at the time of such grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Option is granted the Exercise Price is at least one hundred ten percent (110%) of the Fair Market Value of a Share and such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted.  In addition, the aggregate Fair Market Value of the Shares (determined at the time the Option to acquire Shares is granted) for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000.  To the extent an Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Option in excess of such limit shall be treated as a Non-Qualified Stock Option.

6.4       Vesting.  The Committee may prescribe that a Participant’s rights in Options or SARs shall be forfeitable or otherwise restricted for a period of time and/or until certain financial performance objectives are satisfied as determined by the Committee in its sole discretion and set forth in the applicable Agreement.

6.5       Exercise.  The period in which an Option or SAR may be exercised (the “Term”) shall be determined by the Committee on the Date of Grant, but no Option or SAR shall be exercisable after the expiration of ten (10) years from the Date of Grant of such Option or SAR.  Subject to the terms of this Plan, a vested Option or SAR may be exercised, in whole or in part, at any time or during the Term thereof in accordance with such requirements as the Committee shall determine and as reflected in the corresponding Agreement; provided,  however, that a SAR that is related to an Option may be exercised only to the extent that the related Option is exercisable and when the Fair Market Value per Share exceeds the Exercise Price per Share of the related Option.  A partial exercise of an Option or SAR shall not affect the right of the Participant thereafter to exercise the Option or SAR from time to time in accordance with this Plan and the corresponding Agreement with respect to remaining Shares subject to the Option or SAR.  The exercise of an Option shall result in the termination of a related SAR to the extent of the number of Shares with respect to which the Option is exercised, and the exercise of a SAR shall result in the termination of a related Option to the extent of the number of Shares with respect to which the SAR is exercised.

6.6       Method of Exercise.  Subject to the provisions of this Article VI, vested Options and vested SARs may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option or SAR to be purchased.  In the case of the exercise of an Option, such notice shall be accompanied by payment in full of the aggregate purchase price (which shall equal the product of such number of Shares subject to such Options multiplied by the applicable Exercise Price) by certified or bank check or such other instrument or process as the Committee may permit in its sole discretion.  If approved by the Committee, payment in full or in part may be made as follows:

(a)        In the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Option (based on the Fair Market Value of the Common Stock on the date the Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned Shares may be authorized only at the time the Option is granted;

(b)        To the extent permitted by applicable law, by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the aggregate Exercise Price, and any applicable Federal, state, local or foreign withholding taxes; provided that, to facilitate the foregoing, the Company may, to the extent permitted by applicable law, enter into agreements for coordinated procedures with one or more brokerage firms; or

(c)        By instructing the Company to withhold a number of unrestricted Shares having a Fair Market Value (based on the Fair Market Value of the Common Stock on the date the applicable Option is exercised) equal to the product of (i) the Exercise Price multiplied by (ii) the number of Shares in respect of which the Option shall have been exercised.

6.7       Delivery; Shareholder Rights.  No Shares will be delivered pursuant to the exercise of an Option until the Exercise Price therefor has been fully paid and applicable taxes have been withheld.  No Participant shall have any rights as a shareholder with respect to Shares subject to an Option or a SAR until such Option or SAR is exercised and such Shares are issued.

6.8       Dividends and Dividend Equivalents.  Dividends and dividend equivalents shall not be paid or accrued on Options or SARs, provided that Stock Options and SARs may be adjusted under certain circumstances in accordance with the terms of Article X.

6.9       Prohibition on Repricing.   In no event may any Option or SAR granted under this Plan be amended, other than pursuant to Article XI, to decrease the Exercise Price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Option or SAR, unless such amendment, cancellation or action is approved by the Company’s shareholders.

ARTICLE VII

RESTRICTED STOCK

7.1       Nature of Award.  Shares of Restricted Stock are actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and may be awarded alone or in addition to other Awards granted under this Plan.

7.2       Book Entry Registration or Certificated Shares.  Awards shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.  Any certificate issued in respect of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the South State Corporation 2019 Omnibus Incentive Plan and the applicable award agreement, dated as of            ,            .    Copies of such plan and award agreement are on file at the offices of South State Corporation, 520 Gervais St., Columbia, SC 29201.”

The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Shares subject to such Award.

7.3       Terms and Conditions.  Restricted Stock shall be subject to the following terms and conditions:

(a)        The Committee shall, prior to or at the time of grant, condition (i) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (ii) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.

(b)        Subject to the provisions of this Plan and the applicable Agreement, during the period, if any, set by the Committee, commencing with the Date of Grant of such Restricted Stock Award for which such vesting restrictions apply (the “Restriction Period”), and until the expiration of the Restriction Period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

7.4       Shareholder Rights.  Except as otherwise provided in this Plan and the applicable Agreement, prior to the time that Shares of Restricted Stock have fully vested and become transferable, a Participant shall have all rights of a shareholder with respect to such Shares of Restricted Stock, including the right to receive dividends; provided, however, that dividends payable with respect to Shares of Restricted Stock that are subject to Performance Goals shall be subject to the same vesting conditions applicable to such Shares and shall, if vested, be delivered or paid at the same time as such Shares.

ARTICLE VIII

RESTRICTED STOCK UNITS

8.1       Nature of Award.  Restricted stock units and deferred share rights (together, “Restricted Stock Units”) are awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in an amount in cash, Shares or a combination of both, based upon the Fair Market Value of a specified number of Shares.

8.2       Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(a)        The Committee shall, prior to or at the time of grant, condition (i) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (ii) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, or at a later time specified by the Committee in the applicable Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(b)        Subject to the provisions of this Plan and the applicable Agreement, during the Restriction Period, if any, set by the Committee, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

8.3       Shareholder Rights.  A Participant who has received an Award of Restricted Stock Units shall have no rights as a shareholder with respect to such Restricted Stock Units.  Subject to Section 5.4, the Committee may provide for dividend equivalents or the adjustment of an Award of Restricted Stock Units to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares; provided, however, that dividend equivalents credited with respect to any Award of Restricted Stock Units shall be subject to the same vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

ARTICLE IX

OTHER STOCK-BASED AWARDS; CASH AWARDS

9.1        Other Stock-Based Awards.  The Committee may grant to Eligible Individuals Other Stock-Based Awards, either alone or in conjunction with other Awards granted under this Plan.

9.2       Cash Awards.  The Committee may grant to Eligible Individuals Awards that are denominated and payable in cash (“Cash Awards”) in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine.

ARTICLE X

ADJUSTMENT UPON CHANGE IN COMMON STOCK

10.1      Corporate Transactions.  In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards.  In the event of a Corporate Transaction, such adjustments may include (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option or SAR shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the Exercise Price of such Option or SAR shall be deemed conclusively valid); (ii) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (iii) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary or division or by the entity that controls such Subsidiary or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).

10.2      Share Changes.  In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders (each, a “Share Change”), the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (b) the various maximum limitations set forth in Article V upon certain types of Awards and upon the grants to individuals of certain types of Awards; (c) the number and kind of Shares or other securities subject to outstanding Awards; (d) the Performance Goals applicable to outstanding Awards; and (e) the Exercise Price of outstanding Awards.

10.3      Performance Goals.  The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations, and the cumulative effects of accounting or tax changes, each as defined by generally accepted accounting principles or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other the Company’s filings with the Securities and Exchange Commission.

10.4      Section 409A of the Code; Incentive Stock Options.  Notwithstanding the foregoing:  any adjustments made pursuant to this Article XI to (a) Incentive Stock Options shall be made in accordance with Section 424(h) of the Code unless the Committee determines otherwise; (b) Awards that are considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and (c) Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as intended to ensure that after such adjustments, either (i) the Awards continue not to be subject to Section 409A of the Code or (ii) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

ARTICLE XI

CHANGE OF CONTROL

11.1      Impact of a Change of Control.  Upon the occurrence of a Change of Control, unless otherwise provided in the applicable Agreement: (a) all then-outstanding Options and SARs shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Full-Value Awards) and all Cash Awards (other than performance-based Cash Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 11.2 (any award meeting the requirements of Section 11.2, a “Replacement Award”) is provided to the Participant to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (b) any performance-based Full-Value Award or Cash Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement as determined by the Committee not later than the date of the Change of Control, taking into account performance through the latest date preceding the Change of Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).

11.2      Replacement Awards.  An Award shall meet the conditions of this Section 11.2 (and hence qualify as a Replacement Award) if:  (a) it is of the same type as the Replaced Award; (b) it has a value equal to the value of the Replaced Award as of the date of the Change of Control, as determined by the Committee in its sole discretion consistent with Section 10.1; (c) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change of Control; (d) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (e) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control) as of the date of the Change of Control.  Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied.  If a Replacement Award is granted, the Replaced Award shall not vest upon the Change of Control.  The determination whether the conditions of this Section 11.2 are satisfied shall be made by the Committee, as constituted immediately before the Change of Control, in its sole discretion.

11.3      Termination of Service.  Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Agreement, upon a Termination of Service of a Participant by the Company other than for Cause or by the Participant for Good Reason, in each case, within twenty-four (24) months following a Change of Control, all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change of Control, at the greater of (i) the applicable target level and (ii) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).

11.4      Section 409A of the Code.  Notwithstanding any other provision of this Plan, any Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change of Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change of Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto.  For the avoidance of doubt, this Section 11.4 shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Agreement or Individual Agreement.

ARTICLE XII

EFFECTIVE DATE, TERMINATION AND AMENDMENT

12.1      Effective Date.  This Plan was approved by the Board on February 22, 2019, subject to and contingent upon approval by the Company’s shareholders.  This Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).

12.2      Duration of Plan.  This Plan shall terminate on the tenth anniversary of the Effective Date (the “Expiration Date”).  All Awards outstanding as of the Expiration Date shall continue to have full force and effect in accordance with the provisions of this Plan and the documents evidencing such Awards.

12.3      Amendments.  The Committee may amend, alter or discontinue this Plan or an Award, provided that no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted

Award without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules.  In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange or as contemplated by Section 6.9.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1      Limitations on Participant Rights.  Neither a Participant nor any other person shall, by reason of participation in this Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets or other property that the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under this Plan.  A Participant shall have only a contractual right to the Common Stock, cash or other property, if any, payable under this Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in this Plan shall constitute a guaranty that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.  This Plan does not constitute a contract of employment, and selection as a Participant shall not give such Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan.

13.2      Clawback Policy.  An Award shall be subject to the terms of any clawback or recoupment policy that the Company may adopt that, by its terms, is applicable such Award.

13.3      Taxes

(a)        Withholding.  All issuances, payments and distributions under this Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares, cash or other property under this Plan on satisfaction of applicable withholding obligations.  The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares that the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under this Plan.

(b)        Section 409A of the Code.  This Plan and Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code.  Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award.  Notwithstanding any provision of this Plan or any Agreement to the contrary, in the event that a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that would otherwise be payable during the six (6)-month period immediately following a Participant’s Separation from Service shall instead be paid or provided on the first business day following the date that is six (6) months following the Participant’s Separation from Service  or any earlier date permitted by Section 409A of the Code.  If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within thirty (30) days following the date of the Participant’s death.

13.4      Unfunded Plan.  No Award issued or made hereunder, to the extent it requires the payment of cash, shall be required to be funded prior to being due and payable, and the Company shall not be required to segregate any assets that may at any time be represented by an Award under this Plan.

13.5      Rules of Construction.  Headings are given to the articles and sections of this Plan for ease of reference.  The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.  Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”

13.6      Governing Law and Interpretation.  This Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

[End of Plan Document]

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00am, ET, on April 25, 2019 Online Go to www.envisionreports.com/SSB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SSB Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Withhold For Withhold For Withhold 01 - Robert R. Horger 02 - Robert H. Demere, Jr. 03 - Grey B. Murray 04 - James W. Roquemore For Against Abstain ForAgainst Abstain 2. Proposal to approve the compensation of the Company’s named executive officers (this is a non-binding, advisory vote; the Board of Directors unanimously recommends that you vote “FOR” this proposal); 3. Proposal to approve the 2019 Omnibus Stock and Performance Plan (the Board of Directors unanimously recommends that you vote “FOR” this proposal); and 4. Proposal to ratify, as an advisory, non-binding vote, the appointment of Dixon Hughes Goodman LLP, Certified Public Accountants, as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019 (the Board of Directors unanimously recommends that you vote “FOR” this proposal). Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 P C F 02ZITC B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 2019 Annual Meeting Proxy Card South State Corporation Vote

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/SSB q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2019 William C. Bochette, III and Robert R. Hill, Jr. and each of them, each with the power of substitution, are hereby appointed as agent(s) of the undersigned to vote as proxies all of the shares of Common Stock of South State Corporation (the “Company”) held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on April 25, 2019, and at any adjournment thereof. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope. THE PROXIES WILL BE VOTED AS INSTRUCTED. IF NO CHOICE IS INDICATED WITH RESPECT TO A MATTER WHERE A CHOICE IS PROVIDED, THIS PROXY WILL BE VOTED “FOR” SUCH MATTER. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy - South State Corporation Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SSB